Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-299875
333-299875-01
333-299875-02
and
333-299875-03

Prospectus supplement

(to prospectus dated November 6, 2026)

STERIS Irish FinCo Unlimited Company

$750,000,000  5.650% Senior Notes due 2033

$750,000,000  5.875% Senior Notes due 2036

Fully and unconditionally guaranteed by

STERIS plc, STERIS Corporation and STERIS Limited

STERIS Irish FinCo Unlimited Company, an Irish public unlimited company (the “Issuer”), is offering $750,000,000 aggregate principal amount of 5.650% senior notes due 2033 (the “2033 notes”) and $750,000,000 aggregate principal amount of 5.875% senior notes due 2036 (the “2036 notes,” and, together with the 2033 notes, the “notes”). The 2033 notes will mature on December 15, 2033 and the 2036 notes will mature on December 15, 2036. The Issuer will pay interest on the notes on each June 15 and December 15, commencing on June 15, 2027. The notes will be issued in minimum denominations of $150,000 and integral multiples of $1,000 in excess thereof. The Issuer may redeem all of the notes, in whole or in part, at any time and from time to time at the redemption prices set forth in this prospectus supplement under “Description of notes—Optional redemption.” The Issuer may also redeem all of the notes of a particular series at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date in the event of certain changes in respect of withholding taxes applicable to the notes or guarantees, as described in this prospectus supplement under “Description of notes—Tax redemption.”

The notes will be jointly and severally guaranteed on a senior unsecured basis (the “guarantees”) by STERIS plc, an Irish public limited company, STERIS Corporation, an Ohio corporation, and STERIS Limited, a private limited company incorporated under the laws of England and Wales (the “guarantors”). Each of the Issuer, STERIS Corporation and STERIS Limited is an indirect wholly owned subsidiary of STERIS plc.

On October 11, 2026, STERIS Corporation entered into a Purchase and Sale Agreement (the “Purchase Agreement”) to acquire (the “Acquisition”) Xodus Medical, Inc., a specialty surgical products business based in Pennsylvania, and certain related entities (collectively, “Xodus”). This offering is not conditioned upon the completion of the Acquisition. However, if (i) the Acquisition is not completed by the later to occur of (x) January 11, 2028 and (y) the date that is five business days after any later date to which the Sellers (as defined below) and STERIS Corporation may agree to extend the “Outside Date” in the Purchase Agreement (the “Special Mandatory Redemption End Date”) or (ii) the Purchase Agreement is terminated, the notes will be subject to a special mandatory redemption upon the terms and at the redemption prices set forth in this prospectus supplement under “Description of notes—Special mandatory redemption.”

The notes will be (i) senior unsecured obligations of the Issuer; (ii) effectively junior to any of the Issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; (iii) structurally junior to any indebtedness and preferred equity of STERIS plc’s subsidiaries that are not the Issuer, STERIS Corporation or STERIS Limited (subject to the requirements under “Description of notes—Certain covenants—Future guarantors”); (iv) equal in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness; and (v) senior in right of payment to all of the Issuer’s future subordinated indebtedness.

Each guarantee will be (i) senior unsecured obligations of the guarantors; (ii) effectively junior to any of the guarantors’ future secured indebtedness to the extent of the value of the assets securing such indebtedness; (iii) structurally junior to any indebtedness and preferred equity of STERIS plc’s subsidiaries that are not the Issuer, STERIS Corporation or STERIS Limited (subject to the requirements under “Description of notes—Certain covenants—Future guarantors”); (iv) equal in right of payment with all of the guarantors’ existing and future senior unsecured indebtedness; and (v) senior in right of payment to all of the guarantors’ future subordinated indebtedness.

Investing in the notes involves risk. See “Risk factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per 2033 note	Total	Per 2036 note	Total
Public offering price	99.782%	$748,365,000	99.852%	$748,890,000
Underwriting discounts	0.625%	$4,687,500	0.650%	$4,875,000
Proceeds to us (before expenses)	99.157%	$743,677,500	99.202%	$744,015,000

Interest on the notes will accrue from November 24, 2026.

The Issuer intends to apply to list the notes on The New York Stock Exchange (the “NYSE”). The listing application will be subject to approval by the NYSE. We expect listing of the notes on the NYSE to occur within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

The underwriters expect to deliver the notes for purchase on or about November 24, 2026, in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV.

Joint book-running managers

J.P. Morgan	Goldman Sachs & Co. LLC	Citigroup

BofA Securities	PNC Capital Markets LLC	Wells Fargo Securities

Co-Managers

DNB Markets	HSBC	BBVA	Siebert Williams Shank

The date of this prospectus supplement is November 9, 2026.

Neither we nor the underwriters have authorized anyone to provide any information other than that which is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, or provide any assurance as to, the reliability of any other information that others may give you. No offer to sell the notes is being made in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of the date of the document in which the information appears. Our business, financial condition, results of operations and prospects may have changed after any such dates.

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About this prospectus supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein, and the additional information described under “Where you can find more information.”

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Except as so modified or superseded, any statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement. See “Where you can find more information.”

STERIS plc is the parent company of the STERIS group of companies. Unless otherwise stated or the context otherwise requires, in this prospectus supplement we use the terms:

•	the “Issuer” to refer to STERIS Irish FinCo Unlimited Company, a public unlimited company incorporated under the laws of Ireland, and an indirect wholly owned subsidiary of STERIS plc;

•	“STERIS plc” or the “Parent” to refer to STERIS plc, a public limited company incorporated under the laws of Ireland;

•	“STERIS Corporation” to refer to STERIS Corporation, an Ohio corporation, and an indirect wholly owned subsidiary of STERIS plc;

•	“STERIS Limited” to refer to STERIS Limited, a private limited company incorporated under the laws of England and Wales, and an indirect wholly owned subsidiary of STERIS plc;

•	a “guarantor” or the “guarantors” to refer to one or more of STERIS plc, STERIS Corporation and STERIS Limited;

•	“STERIS,” “we,” “us” or “our” or other similar terms to refer to STERIS plc, together with its consolidated subsidiaries, including the Issuer, STERIS Corporation and STERIS Limited.

Unless otherwise stated the information in this prospectus supplement does not give effect to the Acquisition, which is expected to be completed by December 31, 2026 (though no assurance can be given as to when or whether the Acquisition will be completed). See “Where you can find more information.”

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Important—EEA and UK Investors

Notice to Prospective Investors in the European Economic Area

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”) or any legislation, regulations or rules of the European Union, Ireland or any other member state of the European Economic Area (the “EEA”) implementing the EU Prospectus Regulation, and has not been, and will not be, reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the EEA for the purposes of the EU Prospectus Regulation.

Prohibition of sales to EEA retail investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes.

Notice to Prospective Investors in the United Kingdom

This prospectus is not a prospectus for the purposes of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook of the United Kingdom Financial Conduct Authority.

Prohibition of sales to UK retail investors—The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is either one (or both) of: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.

This prospectus supplement and any other material in relation to the notes are being distributed only to, and are directed only at, (i) persons outside the UK; (ii) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”); (iii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons”. Any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, Relevant Persons. Any person that is not a Relevant Person should not act or rely on this prospectus supplement or its contents.

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Where you can find more information

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). STERIS plc files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). STERIS plc’s SEC filings are available over the Internet at the SEC’s website at www.sec.gov.

We make available, free of charge, on the Investor Relations page of our website at www.sterisplc.gcs-web.com/investor-relations, STERIS plc’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement.

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Incorporation by reference

The SEC allows us to “incorporate by reference” into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering:

•	STERIS plc’s Annual Report on Form 10-K for the year ended March 31, 2026, filed with the SEC on May 29, 2026;

•	STERIS plc’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2026, filed with the SEC on August 7, 2026, and September 30, 2026, filed with the SEC on November 5, 2026;

•

STERIS plc’s Current Reports on Form 8-K, filed with the SEC on April 6, 2026, May  7, 2026 (Item 5.02, as amended), August 5, 2026 (Item 2.05), August  6, 2026, October  13, 2026 and November 4, 2026; and

•

the description of ordinary shares contained in STERIS plc’s Registration Statement on Form 8-A filed with the SEC on March  27, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.5 to STERIS plc’s Annual Report on Form 10-K for the year ended March 31, 2026, filed with the SEC on May 29, 2026.

We do not and will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports. You may obtain copies of these filings without charge by accessing these documents on the Investor Relations page of our website at www.sterisplc.gcs-web.com/investor-relations or by requesting the filings in writing or by telephone at the following address and telephone number.

STERIS

Investor Relations

5960 Heisley Road

Mentor, Ohio 44060

Telephone Number: +1 440 354 2600

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Cautionary statement regarding forward-looking statements

This prospectus supplement, including the information we incorporate by reference, contains statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to STERIS or its industry, products or activities that are intended to qualify for the protections afforded to “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date the statement is made and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “orders,” “backlog,” “comfortable,” “trend,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are based on our management’s current expectations, estimates or forecasts about our businesses, the industries in which we operate and current beliefs and assumptions of management and are subject to uncertainty and changes in circumstances. Investors should understand that these statements are not guarantees of performance or results. Many factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, those set forth in this prospectus supplement. No assurances can be provided as to any result or the timing of any outcome regarding matters described in STERIS plc’s securities filings or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

•

the impact on STERIS and its operations of any legislation, regulations or orders, including but not limited to any new trade, regulations or orders, that may be implemented by the U.S. administration or Congress, or of any responses thereto by non-U.S. governments;

•

operating costs, pressure on pricing (including, without limitation, as a result of inflation), Customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, Customers, clients or suppliers) being greater than expected and leading to erosion of profit margins;

•

the potential of international unrest, military conflicts, economic downturns, currency fluctuations and cybersecurity events and any resulting effects on STERIS’s anticipated growth, performance or other results;

•	changes in healthcare policy or government or other third-party payor reimbursement levels;

•

the possibility that compliance with laws, court rulings, certifications, regulations, or other regulatory actions, or the outcome of any pending or threatened litigation, may delay, limit or prevent new product or service introductions, impact production, supply and/or marketing of existing products or services, result in uncovered costs, or otherwise affect STERIS’s performance, results, prospects or value;

•

changes in tax laws or interpretations or the adoption of certain income tax treaties in jurisdictions where we operate that could increase our consolidated tax liabilities, including changes in tax laws that would result in STERIS being treated as a U.S. resident for U.S. federal tax purposes, or the impact of tariffs and/or other trade barriers as a result of STERIS’s corporate structure;

•

the impacts of increasing consolidation and competition within our industry, which may exert pressure on our pricing strategy, manufacturing strategy or lead to decreasing demand for our products and services;

•

the effects on our operations resulting from labor-related issues, such as strikes, unsuccessful union negotiations and other workforce disruptions or from our inability to recruit or retain management and other personnel;

•	the level of STERIS’s indebtedness limiting financial flexibility or increasing future borrowing costs;

•

the effects of changes in credit availability and pricing, as well as the ability of STERIS and STERIS’s Customers and suppliers to adequately access the credit markets, on favorable terms or at all, when needed;

S-vi

•

the possibility that anticipated financial results, anticipated revenues, productivity improvements, cost savings, growth synergies, and other anticipated benefits of acquisitions, restructuring efforts, and divestitures will not be realized or will be less than anticipated due to unknown or inestimable liabilities, impairments, or increases in expected integration costs or difficulties in connection with the integration of acquired businesses;

•

the possibility that expectations about the benefits, charges and cash expenditures from the new Center of Excellence in North Carolina and the related facility consolidation plan may not be accurate or realized on anticipated timelines, or at all;

•

the risk that regulatory approvals that are required to complete the Acquisition may not be received, may take longer than expected or may impose adverse conditions and STERIS’s ability to complete the Acquisition on the expected timeline, or at all;

•

the risk that the cost savings, tax benefits and other synergies expected from the Acquisition may not be realized or may take longer to realize than expected, including that the Acquisition may not be accretive or produce the expected tax benefits within the expected timeframe or to the extent anticipated; and

•	other risks described in STERIS plc’s most recent Annual Report on Form 10-K and other reports filed with the SEC.

Investors are cautioned not to place undue reliance on any forward-looking statements included in this prospectus supplement, which speak only as of the date of this prospectus supplement. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law. This cautionary statement is applicable to all forward-looking statements contained in this prospectus supplement.

S-vii

Summary

This summary highlights certain information about STERIS and this offering of the notes. This summary does not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including under “Risk factors,” and our financial statements and related notes thereto, before making an investment decision.

General

STERIS

STERIS plc is a public limited company incorporated under the laws of Ireland on December 22, 2016. It became the parent company of the STERIS group of companies on March 28, 2019, in connection with its redomiciliation from the United Kingdom to Ireland. STERIS is a leading global provider of products and services that support patient care with an emphasis on infection prevention. WE HELP OUR CUSTOMERS CREATE A HEALTHIER AND SAFER WORLD by providing innovative healthcare and life science products and services around the globe. We offer our Customers a unique mix of innovative products and services. These include: (i) consumable products, such as detergents, endoscopy accessories, barrier products, instruments and tools; (ii) services, including equipment installation and maintenance, microbial reduction of medical devices, instrument and scope repair, laboratory testing, and outsourced reprocessing; (iii) capital equipment, such as sterilizers, surgical tables, and automated endoscope reprocessors; and (iv) connectivity solutions, such as operating room integration.

The Issuer

The Issuer is an indirect wholly owned subsidiary of STERIS plc. The Issuer is a public unlimited company incorporated under the laws of Ireland on October 21, 2015. See “About this prospectus supplement” and “Where you can find more information.”

The registered office of the Issuer is located at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, D02 R296, main telephone number is +353 1 232 2000.

The guarantors

The notes will be jointly and severally guaranteed, on a senior unsecured basis, by each of the guarantors: STERIS plc, STERIS Corporation and STERIS Limited. The registered office of STERIS plc is located at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, D02 R296, main telephone number is +353 1 232 2000 and website address is www.steris.com. The principal executive office of STERIS Corporation is located at 5960 Heisley Road, Mentor, Ohio 44060 and its main telephone number is +1 440 354 2600. The registered office of STERIS Limited is located at 2200 Renaissance, Basing View, Basingstoke, Hampshire, England RG214 EQ and its main telephone number is +44 1256 840 400.

Xodus Acquisition

On October 11, 2026, STERIS Corporation entered into the Purchase Agreement with Craig E. Kaforey, individually, as trustee of the Craig E. Kaforey Legacy Trust and as seller’s representative, and Mark A. Kaforey, individually and as trustee of the Mark A. Kaforey Legacy Trust (collectively, the “Sellers”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, STERIS Corporation will acquire Xodus from the Sellers for $2.1 billion in cash (the “Purchase Price”) at closing. The Purchase Agreement also provides for additional potential earnout consideration of up to $150 million based on the achievement of specified performance targets of the Xodus business in calendar 2028. The Purchase Agreement provides for customary representations, warranties, covenants and agreements. The Purchase Agreement also imposes customary confidentiality, non-solicitation and non-compete obligations upon the Sellers. The Purchase Agreement provides STERIS Corporation and the Sellers with certain termination rights, including that either STERIS Corporation or the Sellers may terminate the Purchase Agreement if the Acquisition has not occurred on or prior to July 12, 2027, which may be extended under certain circumstances to January 11, 2028 or such later date as mutually agreed between STERIS Corporation and the Sellers. The completion of the Acquisition is subject to the satisfaction or waiver of a number of customary conditions, including receipt of requisite regulatory approvals.

We intend to fund the Purchase Price, transaction expenses, general corporate expenses and working capital needs through the incurrence of approximately $2.0 billion of new indebtedness, which includes the issuance of the notes in this offering and the Delayed Draw Term Loan discussed below, and cash on hand.

Organizational structure

The following chart illustrates our ownership structure and principal indebtedness after giving effect to the Acquisition Financing Transactions (as defined below). This chart is for illustrative purposes only and does not purport to represent all legal entities owned or controlled by us. Upon consummation of the Acquisition, Xodus and its subsidiaries will become wholly owned subsidiaries of STERIS Corporation.

STERIS plc
(Ireland)
STERIS Irish
FinCo Unlimited
Company
(Ireland)
Non-Guarantor
Subsidiaries
STERIS Limited
(U.K.)
STERIS
Corporation
(U.S. – Ohio)
Non-Guarantor
Subsidiaries
STERIS Corporation
Non-Guarantor
Subsidiaries
Xodus Medical
Non-Guarantor
Subsidiaries
Borrowers Under Existing Private Placement Notes(1)
Guarantors Under Existing Private Placement Notes
Issuer of the notes offered hereby and Existing Public Notes(2)
Guarantors under notes offered hereby and Existing Public Notes
Borrowers and Guarantors Under the Credit Facilities

(1)

“Existing Private Placement Notes” means the senior notes issued in private placements under the note purchase agreements entered into by STERIS Corporation and STERIS Limited in 2012, 2015 and 2017 (as amended by the amendments dated March 19, 2021).

(2)

“Existing Public Notes” means the $675,000,000 aggregate principal amount of 2.700% Senior Notes due 2031 and the $675,000,000 aggregate principal amount of 3.750% Senior Notes due 2051, each issued by the Issuer on April 1, 2021.

Recent developments

Delayed Draw Term Loan

On November 4, 2026, the Issuer, as the borrower, and each of STERIS plc, STERIS Corporation and STERIS Limited, as guarantors, entered into a new delayed draw term loan credit agreement (the “Delayed Draw Term Loan Agreement”) with various financial institutions and J.P. Morgan SE, as administrative agent, which provides for a delayed draw term loan facility in the amount of up to $500.0 million (the “Delayed Draw Term Loan”). The Delayed Draw Term Loan cannot be utilized unless, among other conditions, the Acquisition is consummated, and the commitments under such Delayed Draw Term Loan will terminate if the Acquisition is validly terminated or the specified outside date occurs, among other customary conditions. The Delayed Draw Term Loan matures on the date that is five years after the closing date of the Acquisition.

Revolving Credit Agreement Refinancing

On November 4, 2026, STERIS plc, the Issuer, STERIS Corporation and STERIS Limited, each as a borrower and a guarantor, as applicable, entered into a new credit agreement (the “New Revolving Credit Agreement,” and, together with the Delayed Draw Term Loan Agreement, the “Credit Facilities”) with various financial institutions and JPMorgan Chase Bank, N.A. and J.P. Morgan SE, as administrative agents, which replaced our previous revolving credit agreement, dated as of October 7, 2024 (the “Existing Revolving Credit Agreement” and such refinancing, the “Revolving Credit Agreement Refinancing”). The New Revolving Credit Agreement provides for $1.6 billion of borrowing capacity, in the form of a revolving credit facility (the “New Revolving Credit Facility”), which may be utilized for revolving credit borrowings, swingline borrowings and letters of credit, with sublimits for such swingline borrowings and letters of credit. The New Revolving Credit Facility permits an incremental increase of commitments available thereunder in an amount not to exceed $800.0 million, subject to certain customary conditions. The New Revolving Credit Facility matures on November 4, 2031 and all unpaid borrowings, together with accrued and unpaid interest thereon, are repayable on such date. On the closing date for the New Revolving Credit Agreement, no borrowings were incurred to refinance and replace the Existing Revolving Credit Agreement.

The offering

The following is a summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of notes” in this prospectus supplement and “Description of Debt Securities” and “Description of Guarantees of Debt Securities” in the accompanying prospectus.

Issuer	STERIS Irish FinCo Unlimited Company.

Notes offered	$750,000,000 aggregate principal amount of 5.650% senior notes due 2033.

$750,000,000 aggregate principal amount of 5.875% senior notes due 2036.

Maturity date	The 2033 notes will mature on December 15, 2033.

The 2036 notes will mature on December 15, 2036.

Interest rate	The 2033 notes will bear interest from and including November 24, 2026 at the rate of 5.650% per annum, payable semi-annually in arrears.

The 2036 notes will bear interest from and including November 24, 2026 at the rate of 5.875% per annum, payable semi-annually in arrears.

Interest payment dates	Interest on the notes will be payable in arrears on each June 15 and December 15, commencing on June 15, 2027.

Guarantors	STERIS plc, STERIS Corporation and STERIS Limited.

Guarantees	The notes will be fully and unconditionally guaranteed, jointly and severally, by each of the guarantors.

Ranking	The notes will be:

•	senior unsecured obligations of the Issuer;

•	effectively junior to any of the Issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•

structurally junior to any indebtedness and preferred equity of STERIS plc’s subsidiaries that are not the Issuer, STERIS Corporation and STERIS Limited (subject to the requirements under “Description of notes—Certain covenants—Future guarantors”);

•	equal in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness; and

•	senior in right of payment to all of the Issuer’s future subordinated indebtedness.

The guarantees will be:

•	senior unsecured obligations of the guarantors;

•	effectively junior to any of the guarantors’ future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•

structurally junior to any indebtedness and preferred equity of STERIS plc’s subsidiaries that are not the Issuer, STERIS Corporation and STERIS Limited (subject to the requirements under “Description of notes—Certain covenants—Future guarantors”);

•	equal in right of payment with all of the guarantors’ existing and future senior unsecured indebtedness; and

•	senior in right of payment to all of the guarantors’ future subordinated indebtedness.

As of September 30, 2026, after giving effect to the offering, the incurrence of borrowings under the Delayed Draw Term Loan and the Revolving Credit Agreement Refinancing (collectively, the “Acquisition Financing Transactions”):

•	our total outstanding consolidated senior debt, excluding unused commitments under the New Revolving Credit Facility and deferred financing costs, would have been approximately $3,907 million;

•

the Issuer and the guarantors would have had $500 million outstanding under our Delayed Draw Term Loan and $1,595 million available for borrowing under our New Revolving Credit Facility (after giving effect to $5 million of outstanding letters of credit); and

•

our subsidiaries that are not guarantors, other than the Issuer, represented approximately 69% of our total assets and had $1,238 million of total liabilities, including debt and trade payables, after giving effect to intercompany eliminations, all of which would be structurally senior to the notes.

Our subsidiaries that are not guarantors, other than the Issuer, represented approximately 44% of our net revenues for the six months ended September 30, 2026.

All of the liabilities of STERIS plc’s non-guarantor subsidiaries, other than the Issuer, including any claims of trade creditors and any preferred equity, will be effectively senior to the notes.

Special mandatory redemption of the notes	If (i) the Acquisition is not consummated on or prior to the Special Mandatory Redemption End Date or (ii) the Purchase Agreement is terminated (each, a “Special Mandatory Redemption Event”), the Issuer will be required to redeem all of the notes then outstanding on the Special Mandatory Redemption Date (as defined herein) at 101% of the aggregate principal amount of the notes then outstanding, plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date.

See “Description of notes—Special mandatory redemption.”

Optional redemption	The Issuer may redeem the notes, in whole or in part, at any time and from time to time at the applicable redemption prices described in this prospectus supplement under the caption “Description of notes—Optional redemption.”

Additional amounts	Subject to certain limited exceptions, the Issuer and guarantors have agreed to pay certain additional amounts to holders of the notes from time to time in the event any payment made under the notes or guarantees is subject to withholding or deduction in respect of taxes imposed by certain taxing jurisdictions. See “Description of notes—Payment of additional amounts.”

Tax redemption	Subject to certain limitations, in the event of certain changes in respect of taxes applicable to the notes or guarantees, the Issuer may redeem the notes of a particular series, in whole, but not in part, at any time prior to the maturity date, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest on the notes, if any, to, but not including, the redemption date, and all additional amounts, if any, then due and which will become due on the redemption date as a result of the redemption or otherwise. See “Description of notes—Tax redemption.”

Covenants	The indenture governing the notes, as supplemented, will include covenants that, among other things, limit the ability of STERIS plc and its subsidiaries to:

•	create or incur certain liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate or merge with, or sell, lease or convey all or substantially all of their respective properties or assets to, another person.

Change of control triggering event	Upon a Change of Control Triggering Event (as defined under “Description of notes—Change of control triggering event”), unless the Issuer has exercised its right to optionally redeem the notes, each holder of notes may require the Issuer to repurchase all or a portion of such holder’s notes at a repurchase price equal to 101% of their aggregate principal amount plus accrued and unpaid interest on the notes, if any, to, but not including, the date of repurchase. See “Description of notes—Change of control triggering event.”

Use of proceeds	We intend to use the net proceeds from this offering, together with borrowings under the Delayed Draw Term Loan and cash on hand, to fund the Purchase Price, transaction expenses, general corporate expenses and working capital needs. This offering is not conditioned on the consummation of the Acquisition. However, if a Special Mandatory Redemption Event occurs, the Issuer will be required to redeem the notes. See “Use of proceeds” and “Description of notes—Special mandatory redemption.”

Listing	We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We expect listing of the notes on the NYSE to occur within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Currently, there is no public market for the notes. Certain of the underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making with respect to the notes at any time without notice. See “Underwriting.”

Risk factors	See “Risk factors” beginning on page S-8 of this prospectus supplement for important information regarding us and an investment in the notes.

Trustee	U.S. Bank Trust Company, National Association.

Governing law	The notes, the guarantees and the indenture, as supplemented, will be governed by the laws of the State of New York.

Risk factors

You should carefully consider the risks described below and in the accompanying prospectus, as well as the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before making an investment decision. These include risks that could have a material adverse effect on our business, results of operations, financial condition or cash flows, and which could, in turn, impact our ability to perform our respective obligations under the notes.

Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. If the events discussed in the risk factors in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein occur, our business, results of operations, financial condition or cash flows could be materially adversely affected. In such an instance, the trading prices of our securities, including the notes, could decline and you might lose all or part of your investment. See “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2026, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, each of which is incorporated by reference herein, as such factors may be updated in our periodic filings with the SEC.

We will have substantial indebtedness and will be permitted to incur more debt, which may increase the risks associated with our leverage.

As of September 30, 2026, after giving effect to the Acquisition Financing Transactions, our total outstanding consolidated senior debt, excluding unused commitments under the New Revolving Credit Facility and deferred financing costs, would have been approximately $3,907 million, and the Issuer and the guarantors would have had unused commitments of $1,595 million under the New Revolving Credit Facility (after giving effect to $5 million of outstanding letters of credit). The New Revolving Credit Agreement also permits an incremental increase of commitments available thereunder in an amount up to $800.0 million, which will be available at the discretion of the lenders, even if the Acquisition does not close.

Although the Credit Facilities will contain certain limitations, so long as STERIS plc is in compliance with the leverage and interest coverage covenants therein, neither STERIS plc nor any of its subsidiaries that is a borrower or guarantor under the Credit Facilities is restricted from incurring additional unsecured debt or other liabilities, including additional unsecured senior debt, under the indenture, as supplemented, governing the notes. STERIS plc’s other subsidiaries are not restricted by any covenant in the indenture, as supplemented, governing the notes from incurring additional unsecured debt or other liabilities. If we incur additional debt or liabilities, the risks related to our high level of debt could intensify and the Issuer’s and the guarantors’ ability to pay their obligations on the notes and the guarantees could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture governing the notes from paying dividends or issuing or repurchasing our securities.

STERIS plc’s increased indebtedness after completion of the Acquisition could have important consequences, including:

•	increasing STERIS plc’s vulnerability to general adverse economic and industry conditions;

•	limiting STERIS plc’s ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•

requiring the use of a substantial portion of STERIS plc’s cash flow from operations for the payment of principal and interest on its indebtedness, thereby reducing its ability to use its cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements, including dividend payments and stock repurchases;

•	limiting STERIS plc’s flexibility in planning for, or reacting to, changes in its business and its industry; and

•	putting STERIS plc at a disadvantage compared to its competitors with less indebtedness.

Each guarantee will be effectively subordinated to the existing and future indebtedness of such guarantor’s non-guarantor subsidiaries and to all of the applicable guarantor’s future secured indebtedness (to the extent of the value of the assets securing any such indebtedness) and the notes will be effectively subordinated to all of the Issuer’s future secured indebtedness (to the extent of the value of the assets securing any such indebtedness) and to the existing and future indebtedness of the Issuer’s subsidiaries.

The notes are not secured by any of the Issuer’s assets or the assets of its subsidiaries, and the guarantees are not secured by any of the assets of any guarantor or the assets of any guarantor’s subsidiaries. As a result, the indebtedness represented by the notes will effectively be subordinated to any future secured indebtedness of the Issuer or its subsidiaries and the indebtedness represented by the guarantees will effectively be subordinated to any future secured indebtedness of the guarantors or their subsidiaries, in each case to the extent of the value of the assets securing any such indebtedness. As of September 30, 2026, neither the Issuer nor any guarantor had any secured indebtedness for borrowed money. As of September 30, 2026, after giving effect to the Acquisition Financing Transactions, STERIS plc’s subsidiaries (other than the Issuer, STERIS Corporation and STERIS Limited) collectively had $1,238 million of total liabilities, including debt and trade payables, after giving effect to intercompany eliminations. The notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities of non-guarantor subsidiaries of STERIS plc. In the event of any distribution or payment of the Issuer’s assets or those of a guarantor in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors of the Issuer or of such guarantor, respectively, would have a superior claim to holders of the notes to the extent of the value of their collateral. In the event of a dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding of a non-guarantor subsidiary of a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to such guarantors or to you in respect of the guarantee of such guarantor. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

In addition, an entity that provides, or will provide, a guarantee will be automatically released from its guarantee upon the occurrence of certain events, including:

•	the release or discharge of any guarantee of indebtedness of such entity under the Credit Facilities and certain other debt; or

•	sales or dispositions of substantially all assets of such entity permitted under the indenture. See “Description of notes—Guarantees.”

If any guarantee is released, no holder of the notes will have a claim as a creditor against such entity, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of such entity will be effectively senior to the claim of any holders of the notes.

The indenture will not contain covenants limiting the Issuer’s or the guarantors’ ability to incur future indebtedness, pay dividends or transfer assets among their respective subsidiaries, and only limited restrictions on the Issuer’s or the guarantors’ ability to engage in other activities, which could adversely affect the Issuer’s or the guarantors’ ability to pay their respective obligations under the notes.

The indenture does not contain any financial covenants. The indenture will permit STERIS plc and its subsidiaries (including the Issuer) to incur additional indebtedness, including secured indebtedness. Because the notes will be unsecured, in the event of any dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding regarding the Issuer or a guarantor, whether voluntary or involuntary, the holders of the Issuer’s or such guarantor’s secured indebtedness will be entitled to receive payment to the extent of the value of the assets securing any such indebtedness before the Issuer or such guarantor can make any payment with respect to the notes. If any of the foregoing events occurs, we cannot assure you that the Issuer or such guarantor will have sufficient assets to pay amounts due on the notes. As a result, you may receive a payment on the notes that is less than that which you are entitled to receive or recover nothing if any liquidation, dissolution, reorganization, bankruptcy or other similar proceeding occurs.

The indenture does not limit the Issuer’s or the guarantors’ or their respective non-guarantor subsidiaries’ ability to issue or repurchase securities, pay dividends, incur intercompany liabilities or engage in transactions with affiliates. The ability of the Issuer and the guarantors to use funds for numerous purposes may limit the funds available to pay the Issuer’s or the guarantors’ obligations under the notes.

We need to maintain adequate liquidity in order to have sufficient cash to meet operating cash flow requirements, repay maturing indebtedness and satisfy other obligations. If we fail to comply with the covenants contained in our various borrowing agreements, our (including the Issuer’s) liquidity, results of operations and financial condition may be adversely affected.

Our liquidity is a function of our ability to successfully generate cash flows from operations and improvement therein, access to capital markets and borrowings under our credit agreements. We believe our liquidity (including operating and other cash flows that we expect to generate) will be sufficient to meet operating requirements as they occur; however, our ability to maintain sufficient liquidity going forward depends on our ability to generate cash from operations and access to the capital markets and borrowings, all of which are subject to general economic, financial, competitive, legislative, regulatory and other market factors that are beyond our control.

Our total debt as of September 30, 2026, was approximately $1.9 billion. On November 4, 2026, we entered into the Credit Facilities, which provide the Delayed Draw Term Loan Agreement in an aggregate principal amount of up to $500.0 million and the New Revolving Credit Agreement, which provides an aggregate borrowing capacity of up to $1,600.0 million.

Certain of our financing agreements contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities, and the violation of these covenants could result in an event of default.

The restrictive covenants in our financing agreements may impact how we operate our business and prevent us from engaging in certain potentially beneficial activities. Under our Credit Facilities and certain other instruments governing our indebtedness, we are required to comply with leverage and interest coverage covenants. The indenture will not include any similar covenants. Failure to comply with such covenants or any of our other existing indebtedness could result in an event of default under such facility or indebtedness that, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of certain defaults under the Credit Facilities or any of our other indebtedness, all amounts outstanding thereunder, together with accrued and unpaid interest and fees, could become immediately due and payable. If the indebtedness under the Credit Facilities or any of our other indebtedness, including the notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

The Issuer may not be able to repurchase all of the notes upon a change of control triggering event.

As described under “Description of notes—Change of control triggering event,” the Issuer will be required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event. The Issuer may not have sufficient funds to repurchase the notes in cash at such time or have the ability to arrange necessary financing on acceptable terms. In addition, the Issuer’s ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to its indebtedness outstanding at the time.

The Issuer may not be able to repurchase all of the notes upon a Special Mandatory Redemption Event.

As described under “Description of notes—Special mandatory redemption,” the Issuer (or STERIS plc, on behalf of the Issuer) will be required to repurchase the notes if (i) the Acquisition is not consummated on or prior to the later to occur of (x) January 11, 2028 and (y) the date that is five business days after any later date to which the

Sellers and STERIS Corporation may agree to extend the “Outside Date” in the Purchase Agreement or (ii) the Purchase Agreement is terminated, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date. The Issuer is not obligated to place the proceeds of the offering of the notes in escrow prior to the closing of the Acquisition or to provide a security interest in those proceeds, and there are no other restrictions on the use of these proceeds during such time. Accordingly, the Issuer will need to fund any special mandatory redemption using proceeds that it has voluntarily retained or from other sources of liquidity. In the event of a special mandatory redemption, we may not have sufficient funds to purchase all of the notes.

In the event of a special mandatory redemption, holders of the notes may not obtain their expected return on such notes.

If the Issuer redeems the notes pursuant to the special mandatory redemption provisions, holders of the notes may not obtain their expected return on the notes and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. In addition, as a result of the special mandatory redemption provisions of the notes, the trading prices of the notes may not reflect the financial results of our business or macroeconomic factors. Holders of the notes will have no rights under the special mandatory redemption provisions as long as the Acquisition closes, nor will they have any rights to require the Issuer to repurchase their notes if, between the closing of this offering and the closing of the Acquisition, we experience any changes (including any material changes) in our business or financial condition, or if the terms of the Purchase Agreement change, including in material respects.

Because of our international corporate structure, noteholders may find it difficult to enforce their rights as a holder of the notes or the guarantees across multiple jurisdictions based on United States federal or state laws, including securities law liabilities, against us or our management team.

The notes will be issued by the Issuer, an Irish public unlimited company, and will be guaranteed by STERIS plc, an Irish public limited company, by STERIS Corporation, an Ohio corporation, and STERIS Limited, a private limited company incorporated under the laws of England and Wales. Although a majority of our and our subsidiary guarantors’ assets are located within the United States, certain of our and their assets are located outside of the United States. In addition, some of our and our subsidiary guarantors’ officers and board members may reside outside of the United States, and may have all or a substantial portion of their assets located outside of the United States. It may not be possible for you to effect service of process within the United States or to enforce judgments obtained in United States courts against us or our directors or officers in Ireland, England and Wales or other non-U.S. jurisdictions based on the civil liabilities provisions of U.S. federal or state laws.

The United States does not currently have a treaty providing for the recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters with either Ireland or England and Wales, and, accordingly, common law rules apply in order to determine whether a judgment of the courts of the State of New York is enforceable in Ireland or in England or Wales. Although there are processes under both Irish and English law for enforcing a judgment of a United States court, including by seeking summary judgment in a new action in Ireland or England and Wales, those processes are subject to certain established principles and conditions, and there can be no assurance that an Irish or an English court would enforce such a United States judgment in this way and thereby impose civil liability on us or our directors or officers. See “Enforcement of civil liabilities” in the accompanying prospectus.

Similarly, it could be difficult for investors to place a lien on our assets located outside the United States in connection with a claim of liability under U.S. laws. In addition, there are similar or additional limitations on the enforceability of judgments and civil liabilities in the other jurisdictions where our subsidiary guarantors or their assets are located or our subsidiary guarantors’ directors, officers and controlling persons are located.

In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in Ireland, England and Wales or in the jurisdiction of organization of a future guarantor.

In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in Ireland, England and Wales or in the jurisdiction of organization of a future guarantor. Accordingly, in such circumstances, your rights under the notes and the guarantees may be subject to the laws of multiple jurisdictions, and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. In general, although laws differ among jurisdictions, applicable bankruptcy or insolvency laws in these jurisdictions and limitations on the enforceability of judgments obtained in New York courts would limit the enforceability of judgments against the Issuer and the guarantors on the notes and the guarantees. In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the various jurisdictions may be materially different from or in conflict with one another and those of the United States, including in respect of creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply which could adversely affect your ability to enforce your rights and to collect payment in full under the notes and the guarantees. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

If an examiner is appointed under Part 10 of the Companies Act 2014 of Ireland, as amended (the “Irish Companies Act”) to the Issuer, STERIS plc or a related company you may not be able to enforce your rights under the notes or the guarantees against those companies. Additionally, a compromise or scheme of arrangement may be approved involving the writing down or rescheduling of any payment obligations under the notes or guarantees.

In circumstances where the Issuer or STERIS plc is unable, or is likely to be unable, to pay its debts, that company, the directors of that company, a contingent, prospective or actual creditor of that company, or shareholders of that company (holding, at the date of presentation of the petition, not less than one-tenth of the voting share capital of that company) are each entitled, under the Irish Companies Act to petition the High Court of Ireland (or, in the case of certain small companies, the Circuit Court of Ireland) for statutory protection under Part 10 of the Irish Companies Act and the appointment of an independent examiner to that company to supervise a restructuring process with a view to facilitating the survival of the whole, or part, of the company. Where the Irish court appoints an examiner to a company, it may, at the same time, or any time afterwards, make an order appointing the examiner to also be the examiner of a related company.

The effect of the appointment of an examiner is to suspend the enforcement rights of creditors for as long as the relevant company is under the protection of the Irish court. During the protection period, no attachment, sequestration, distress or execution shall be put into force against the property or effects of the relevant company except with the consent of the examiner. Furthermore, no other proceedings in relation to a company under the protection of the Irish court may be commenced except by leave of the Irish Court and subject to such terms as it may impose. No payment may be made by a relevant company during the period when it is under protection of the Irish court by way of satisfaction or discharge of the whole or any part of a liability incurred by the company before the date of presentation of the petition for the appointment of the examiner, unless the Irish court, on application being made by the examiner or any interested party, shall so authorize it. The examiner, once appointed, also has the power to set aside contracts and arrangements entered into by the relevant company after the examiner’s appointment and, in certain circumstances, can avoid a negative pledge given by the relevant company prior to the examiner’s appointment.

During the period of protection, the examiner will formulate proposals for a compromise or scheme of arrangement to assist the survival of the relevant company, or of a related company, or both, and the whole or any part of its, or their, undertaking as a going concern. The examiner’s proposals may provide for the forced write down or rescheduling of a company’s liabilities to creditors – including the notes and the guarantees. A scheme of arrangement may be approved by the Irish court when it is satisfied that (1) a majority in number of creditors whose interests or claims would be impaired by implementation of the proposals, representing a majority in value of the claims that would be impaired by implementation of the proposals, have accepted the proposals; or (2) either (i) a majority of the voting classes of creditors whose interests or claims would be impaired by the scheme of arrangement have accepted them, provided that at least one of those creditor classes is a class of secured creditors or is senior to the class of ordinary unsecured creditors (for example, creditors whose claims are afforded preferential status pursuant to statute); or (ii) where the condition prescribed in (i) above has not been satisfied, at least one voting class of creditors whose interests or claims would be impaired by the scheme of arrangement and who would be an “in the money creditor” in a liquidation has voted in favor of the scheme of arrangement. The Irish court may not confirm any proposals if the sole or primary purpose of them is the avoidance of payment of tax due. Once confirmed by the Irish court, the scheme is binding on the company and all its members and creditors, including any dissenters.

In the liquidation and winding-up of the Issuer or STERIS plc, certain preferential debts are required to be paid in priority to all debts.

Under the Irish Companies Act, in a winding-up of an Irish company, certain preferential debts are required to be paid in priority to all debts other than those secured by a fixed charge. Such preferential debts would typically comprise, among other things, certain amounts owed in respect of local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains tax, VAT, employee-related taxes, social security and pension scheme contributions and salaries, wages and benefits of employees. In addition, there is a further limited category of super-preferential creditors which take priority over ordinary preferential claims, as well as unsecured creditors and holders of floating security. These “super-preferential” debts comprise certain social welfare claims in respect of employment contributions that have been deducted from employees’ remuneration but which have not, in fact, been paid to those employees. The debts in question are treated as trust monies and the Irish Revenue Commissioners are regarded as the beneficial owners of such monies. In addition, the costs and expenses of a winding-up and the remuneration, costs and expenses of the liquidator rank ahead of preferential creditors, the holders of floating charges and unsecured creditors. Similarly, priority will be afforded to the remuneration, costs and expenses properly incurred by any examiner of an Irish company which may include any borrowings made by an examiner to fund the company’s requirements for the duration of his appointment that have been approved by the Irish court and any capital gains tax payable on the disposition of an asset of the company by a liquidator, receiver or mortgagee in possession.

The notes are not bank deposits in Ireland.

Any investment in the notes does not have the status of a bank deposit in Ireland and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. We are not regulated by the Central Bank of Ireland by virtue of the issue of the notes.

U.S. federal and state fraudulent transfer laws and applicable Irish law may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if the Issuer or any of the guarantors, as applicable, (a) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	the Issuer or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left the Issuer or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	the Issuer or any of the guarantors intended to, or believed that it or such subsidiary guarantor would, incur debts beyond its or such guarantor’s ability to pay as they mature; or

•

the Issuer or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against it or the guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, under U.S. federal and state fraudulent transfer laws, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes. Here, for example, a court might find a lack of reasonably equivalent value because the proceeds from this offering will not be made available generally to the Issuer or some of the guarantors for use in their respective businesses or operations or to repay any of their respective obligations. In particular, since the subsidiaries of STERIS plc that guarantee the notes are “sister” companies of the Issuer, a finding of the receipt of reasonably equivalent value by the guarantors of the notes (other than STERIS plc and STERIS Corporation) may be more difficult than in the case of the guarantees of the obligations of the Issuer as borrower under the Credit Facilities by its subsidiaries.

We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to the Issuer’s or any of the guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of the Issuer or of the related guarantor and/or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against the Issuer or the guarantors under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to the Issuer’s other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code. It is also possible that a bankruptcy court could disallow the claims in respect of the notes, in whole or in part, under the principle of equitable disallowance, based on similar factors.

Under Irish law, the guarantee of the notes by STERIS plc or any future Irish guarantor may not be enforceable in all circumstances, including the following (1) if successfully challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of the guarantor; where an Irish guarantor is a direct or indirect holding company of the subsidiary whose debts are being guaranteed, as is the case with STERIS plc guaranteeing the obligations of the Issuer under the notes, there is less risk of an absence of corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary, (2) if the guarantor, having become the subject of liquidation proceedings within six months of issuing the guarantee (or two years if the guarantee is given in favor of anyone who is, in relation to the guarantor, a connected person), is subject to a successful application to invalidate the guarantee on the grounds that the issuance of the guarantee constituted an unfair preference under section 604 of the Irish Companies Act over other creditors at a time when the guarantor was insolvent, (3) if the guarantor, having become the subject of liquidation proceedings, is subject to a successful application to invalidate the guarantee on the grounds that the effect of the guarantee was to perpetrate a fraud under section 608 of the Irish Companies Act on the guarantor, its creditors or members or (4) if the guarantor is made the subject of court protection under Part 10 of the Irish Companies Act, and the Irish court approves a compromise or scheme of arrangement involving the writing down or rescheduling of any payment obligations under the notes or guarantees (See above, “If an examiner is appointed under Part 10 of the Irish Companies Act to the Issuer, STERIS plc or a related company you may not be able to enforce your rights under the notes or the guarantees against those companies. Additionally, a compromise or scheme of arrangement may be approved involving the writing down or rescheduling of any payment obligations under the notes or guarantees”).

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

Each series of the notes is a new issue of securities for which there is currently no public market. Although we intend to apply to list the notes on the NYSE, we cannot assure you that the notes will be approved for listing. The notes have not been approved for listing as of the date of this prospectus supplement. In addition, we will have no obligation to maintain and may terminate any listing of the notes on the NYSE without the consent of the holders of such notes. We have been advised by the underwriters that they presently intend to make a market in the notes should the notes not be approved for listing, but they are not obligated to do so and may discontinue market-making with respect to the notes at any time without notice. If such a market were to develop, on the NYSE or otherwise, the notes could trade at prices which may be higher or lower than the initial offering price depending on many factors independent of our creditworthiness, including, among other things:

•	the time remaining to the maturity of the notes;

•	the outstanding principal amount of the notes; and

•	the level, direction and volatility of market interest rates generally.

The Issuer’s and the guarantors’ credit ratings may not reflect all risks of an investment in the notes, and are subject to change.

The credit ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. In addition, real or anticipated changes in the Issuer’s, the guarantors’ or, following the Acquisition, the combined company’s credit ratings, which could result from any number of factors (including the modification by a credit rating agency of the criteria or methodology it applies to particular issuers, including the Issuer or a guarantor), will generally affect any trading market for, or trading value of, the notes. Further, the failure to close the Acquisition could result in changes to the Issuer’s and guarantors’ credit ratings.

Use of proceeds

The net proceeds to us from this offering after deducting the underwriting discounts and estimated offering expenses payable by us are expected to be approximately $1,483 million. Absent the occurrence of a Special Mandatory Redemption Event, we intend to use the net proceeds from this offering, together with borrowings under the Delayed Draw Term Loan and cash on hand, to fund the Purchase Price, transaction expenses, general corporate expenses and working capital needs.

This offering is not conditioned on the consummation of the Acquisition, which, if completed, will occur subsequent to the closing of this offering, and we cannot assure you that the Acquisition will be consummated on the terms described herein, or at all. However, if a Special Mandatory Redemption Event occurs, the Issuer will be required to redeem the notes.

Capitalization

The following table sets forth STERIS plc’s capitalization as of September 30, 2026 on an actual basis and on an as-adjusted basis to give effect to the Acquisition Financing Transactions. The as-adjusted information does not give effect to the payment of the Purchase Price or the consummation of the Acquisition.

You should read the data set forth in the table below in conjunction with “Use of proceeds” in this prospectus supplement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended March 31, 2026 and our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2026 and September 30, 2026, each of which is incorporated by reference herein. Amounts may not sum due to rounding.

	As of September 30, 2026 (unaudited)
(in millions)	Actual	As adjusted
Cash and cash equivalents(1)	$531	$2,509
Total current liabilities	1,208	1,208
Long term lease obligations	119	119
Deferred income taxes, net	390	390
Other noncurrent liabilities	75	75
Outstanding debt
Long-term debt
Existing Revolving Credit Agreement(2)	—	—
New Revolving Credit Agreement(2)	—	—
Delayed Draw Term Loan(3)	—	500
Existing Public Notes	1,350	1,350
Existing Private Placement Notes	557	557
5.650% Senior Notes due 2033 offered hereby	—	750
5.875% Senior Notes due 2036 offered hereby	—	750
Deferred financing costs(4)	(13)	(35)

Subtotal	1,893	3,872
Less current portion of long-term debt	(243)	(243)

Total long-term debt	1,650	3,629
Total STERIS plc shareholders’ equity	7,257	7,257
Non-controlling interests	14	14

Total equity	7,272	7,272

Total capitalization	$10,714	$12,692

(1)	As adjusted cash and cash equivalents includes approximately $5 million of debt issuance costs associated with the Credit Facilities.
(2)	On November 4, 2026, we entered into the New Revolving Credit Agreement to replace the Existing Revolving Credit Agreement, which provides for revolving loan commitments of up to $1,600 million.
(3)

The Delayed Draw Term Loan provides for $500 million of borrowing capacity and cannot be utilized unless the Acquisition is consummated, and will terminate if not used at that time, the Acquisition is validly terminated or the specified outside date occurs, among other conditions.

(4)

Actual reflects unamortized deferred financing costs on existing indebtedness. As adjusted reflects such costs and also reflects unamortized debt discount and debt issuance costs incurred in connection with the Acquisition Financing Transactions.

Description of notes

The following description of the particular terms of the notes supplements and, to the extent inconsistent with, supersedes the description of the general terms and provisions of debt securities set forth under “Description of Debt Securities” in the accompanying prospectus. See “—Certain definitions” at the end of this section, as well as the other definitions contained in this section, for the definitions of certain capitalized words used in discussing the terms of the notes.

The Issuer will issue its 5.650% senior notes due 2033 (the “2033 notes”) and its 5.875% senior notes due 2036 (the “2036 notes” and, together with the 2033 notes, the “notes”) under an indenture (the “base indenture”) and a separate supplemental indenture thereto with respect to the notes (together with the base indenture, the “indenture”), among the Issuer, the Guarantors and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “trustee”). The 2033 notes and the 2036 notes each will be issued as a separate series and will not together have any class voting rights.

The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In this description, the word “Issuer” refers only to STERIS Irish FinCo Unlimited Company, a public unlimited company organized under the laws of Ireland, and the words “we”, “us”, “our”, “Parent” and “STERIS” refer only to STERIS plc, a public limited company organized under the laws of Ireland, and not to any of the subsidiaries of STERIS plc.

This “Description of notes” section, together with the “Description of Debt Securities” section of the accompanying prospectus, together summarize some of the provisions of the indenture and the notes. These summaries do not, however, purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture, including, without limitation, the definitions of certain terms in the indenture. Copies of the indenture are available upon request at the address indicated under “Where you can find more information.”

The Issuer will issue $750,000,000 aggregate principal amount of 2033 notes and $750,000,000 aggregate principal amount of 2036 notes in this offering. As described under “—Further issuances,” under the indenture the Issuer can issue additional notes of either series at later dates. In addition, the Issuer can issue additional series of debt securities without limitation as to aggregate principal amount in the future.

General

The notes will be issued only in registered form without coupons in minimum denominations of $150,000 and any integral multiple of $1,000 above that amount. Each series of notes initially will be represented by one or more global certificates registered in the name of a nominee of The Depository Trust Company, which we refer to as “DTC”, as described under “Description of Debt Securities—Transfer and Exchange” in the accompanying prospectus.

The trustee, through its corporate trust office in Saint Paul, Minnesota, will act as the Issuer’s paying agent and security registrar in respect of the notes. The current location of such corporate trust office is 60 Livingston Avenue, Saint Paul, Minnesota 55107. So long as the notes are issued in the form of global certificates, payments of principal, interest and premium, if any, will be made by the Issuer through the paying agent to DTC. Neither the trustee, the paying agent, nor the security registrar (if each different than the trustee) and none of their respective agents or employees, will have any responsibility or liability for the payment of amounts to beneficial owners of the notes, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

The notes initially will be guaranteed, jointly and severally, on a senior unsecured basis, by STERIS, STERIS Limited, a private limited company incorporated under the laws of England and Wales, and STERIS Corporation, an Ohio corporation (collectively, with any future guarantors, the “Guarantors”). If, in the future, any of STERIS’s subsidiaries incurs indebtedness or guarantees obligations under any Material Credit Facility, any such subsidiary would be required to also guarantee the notes on a senior unsecured basis pursuant to the covenant set forth under “—Certain covenants—Future guarantors.”

The notes and the related guarantees will be senior unsecured obligations of the Issuer and the Guarantors, respectively, and will be equal in priority with all other unsecured and unsubordinated indebtedness of the Issuer and the Guarantors, respectively, from time to time outstanding, including, as applicable, under the Existing Notes and borrowings under the Credit Facilities. The notes will not be entitled to the benefit of any sinking fund.

The Issuer will use commercially reasonable efforts to list the notes on The New York Stock Exchange.

Principal, maturity and interest

The 2033 notes will initially be limited to $750,000,000 aggregate principal amount and will mature on December 15, 2033. The 2036 notes will initially be limited to $750,000,000 aggregate principal amount and will mature on December 15, 2036. Interest on the 2033 notes will accrue at a rate of 5.650% per annum and interest on the 2036 notes will accrue at a rate of 5.875% per annum. Interest on the notes will accrue from November 24, 2026 and will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2027 to the holders of record on the June 1 or December 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the date of original issuance of the notes or, if interest has already been paid on the notes, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date of a series of notes falls on a date that is not a business day, the payment will be made on the next business day, and no interest shall accrue on the amount of interest due on that interest payment date for the period from and after such interest payment date to the next business day.

Priority

The notes will be:

•	senior unsecured obligations of the Issuer;

•	effectively junior to any of the Issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•

structurally junior to any indebtedness and preferred equity of the Parent’s subsidiaries that are not the Issuer or the Guarantors (subject to the requirements under “—Certain covenants—Future guarantors”);

•	equal in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness, including the Credit Facilities and the Existing Notes; and

•	senior in right of payment to all of the Issuer’s future subordinated indebtedness.

The guarantees will be:

•	senior unsecured obligations of the Guarantors;

•	effectively junior to any of the Guarantors’ future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•

structurally junior to any indebtedness and preferred equity of the Parent’s subsidiaries that are not the Issuer or the Guarantors (subject to the requirements under “—Certain covenants—Future guarantors”);

•	equal in right of payment with all of the Guarantors’ existing and future senior unsecured indebtedness, including the Credit Facilities and the Existing Notes; and

•	senior in right of payment to all of the Guarantors’ future subordinated indebtedness.

As of September 30, 2026, after giving effect to the Acquisition Financing Transactions:

•	our total outstanding consolidated senior debt, excluding unused commitments under the New Revolving Credit Facility and deferred financing costs, would have been approximately $3,907 million;

•

the Issuer and the Guarantors would have had $500 million outstanding under our Credit Facilities and $1,595 million available for borrowing under our Credit Facilities (after giving effect to the $5 million of outstanding letters of credit); and

•

our subsidiaries that are not Guarantors, other than the Issuer, represented approximately 69% of our total assets and had $1,238 million of total liabilities, including debt and trade payables, after giving effect to intercompany eliminations, all of which would be structurally senior to the notes.

All of the liabilities of our non-Guarantor subsidiaries, other than the Issuer, including any claims of trade creditors and any preferred equity, will be effectively senior to the notes.

The ability of our subsidiaries to pay dividends and make other payments to us and the Issuer is also restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries are or may become a party, including the Credit Facilities.

We and our subsidiaries have other liabilities, including contingent liabilities that may be significant. The indenture does not contain any limitations on the amount of additional debt that we and our subsidiaries may incur. The amount of this debt could be substantial, and subject to the requirements under “—Certain covenants—Future guarantors”, any such debt of our subsidiaries that are not Guarantors, other than the Issuer, would be effectively senior in right of payment to the notes. See “Risk factors—We will have substantial indebtedness and will be permitted to incur more debt, which may increase the risks associated with our leverage.”

Guarantees

Each Guarantor will jointly and severally guarantee, on a senior unsecured basis, the Issuer’s obligations under the indenture. The obligations of each Guarantor under its guarantee are designed to be limited as necessary to prevent any such guarantee from constituting a fraudulent conveyance under applicable law and, therefore, will be expressly limited to the maximum amount that such Guarantor could guarantee without such guarantee constituting a fraudulent conveyance. This limitation, however, may not be effective to prevent such guarantee from constituting a fraudulent conveyance. In addition, if a guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its guarantee could be reduced to zero. See “Risk factors—U.S. federal and state fraudulent transfer laws and applicable Irish law may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.”

Each Guarantor that makes a payment under its guarantee will be entitled upon payment in full of all guaranteed obligations under the indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The guarantee of a Guarantor will be automatically and unconditionally released and discharged:

(A) (1)

in the case of a Subsidiary Guarantor, upon the sale, transfer or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor, other than to the Parent or a subsidiary of the Parent and as permitted by the indenture;

(2)

in the case of a Subsidiary Guarantor, upon the sale, transfer or other disposition of all or substantially all the assets of such Subsidiary Guarantor, other than to the Parent or a subsidiary of the Parent and as permitted by the indenture;

(3)	in the case of a Subsidiary Guarantor, at such time as such Subsidiary Guarantor is no longer a borrower under or no longer guarantees any Material Credit Facility;

(4)

upon the legal defeasance or covenant defeasance of the notes, as provided under “—Defeasance and covenant defeasance” or the discharge of the Issuer’s obligations under the indenture in accordance with the terms of the indenture;

(5)	as described under “—Modification and waivers”; or

(6)

in the case of the Parent, if the Issuer ceases for any reason to be a subsidiary of the Parent; provided that all guarantees and other obligations of the Parent in respect of all other indebtedness under any Material Credit Facility of the Issuer terminate upon the Issuer ceasing to be a subsidiary of the Parent; provided further that this clause (6) shall not apply if the Issuer ceases to be a subsidiary of the Parent as a result of the merger or consolidation of the Issuer with and into another subsidiary of the Parent as permitted by the indenture; and

(B)

upon such Guarantor delivering to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to such transaction or release have been complied with.

In the case of clause (A)(3), subject to the covenant set forth under “—Certain covenants—Future guarantors,” in the event that any released Subsidiary Guarantor thereafter borrows money, incurs or guarantees indebtedness under any Material Credit Facility, such former Subsidiary Guarantor will again provide a guarantee. See “—Certain covenants—Future guarantors.”

The trustee shall take all necessary actions to effectuate any release of a Guarantor in accordance with the provisions of the indenture, subject to customary protections and indemnifications. Each of the releases set forth above shall be effected by the trustee without the consent of the holders of the notes or any other action or consent on the part of the trustee. At the Issuer’s written request and expense, the trustee will promptly execute and deliver an instrument prepared by the Issuer evidencing such release.

Payment of additional amounts

All payments made by or on behalf of the Issuer under or with respect to any notes (or by any Guarantor with respect to any guarantee) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature (including related penalties, interest and other liabilities) (“Taxes”), unless the Issuer (or such Guarantor) is required to withhold or deduct such Taxes by law. If the Issuer (or any Guarantor) is so required to withhold or deduct from any payment made under or with respect to the notes any amount for or on account of any Taxes imposed under (1) any jurisdiction in which the Issuer (or any Guarantor) is then incorporated, organized, engaged in business or resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of the Issuer (or any Guarantor) (including the jurisdiction of any paying agent for the notes) or any political subdivision or taxing authority or agency thereof or therein (each of (1) and (2), a “Taxing Jurisdiction”), the Issuer (or such Guarantor) will pay to each holder such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder and beneficial owner of the notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided, however, no Additional Amounts will be payable to a holder with respect to:

•

any Taxes that would not have been imposed but for the existence of any actual or deemed present or former connection between the holder or the beneficial owner of the notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, the relevant holder or beneficial owner, if the holder or beneficial owner is an estate, a nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (including being a resident of such jurisdiction for Tax purposes), other than the holding of such note, the enforcement of rights under such note or under a guarantee or the receipt of any payments in respect of such note or guarantee;

•

any Taxes imposed as a result of the presentation of a note for payment (in cases in which presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);

•	any estate, inheritance, gift, sales, personal property, transfer or similar Taxes;

•	any Taxes payable other than by deduction or withholding from payments under, or with respect to, the notes or any guarantee;

•

any Taxes imposed or withheld by reason of the failure of the holder or beneficial owner of notes to comply with any reasonable written request of the Issuer or the relevant Guarantor, addressed to the holder and made at least 60 days before any such withholding or deduction would be made, to satisfy any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Taxing Jurisdiction), but in each case, only to the extent the holder or beneficial owner is not legally prohibited from complying with such request;

•

any Tax imposed on or with respect to any payment by the Issuer or the relevant Guarantor to the holder if such holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of notes;

•

any Taxes imposed pursuant to Sections 1471-1474 of the United States Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing, or relating to, FATCA or any law, regulation or official guidance enacted or issued in any jurisdiction with respect thereto; or

•	any combination of the above items.

In addition to the foregoing, the Issuer and the Guarantors will also pay and indemnify the holders for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Taxing Jurisdiction on the execution, delivery, issuance, registration or enforcement of, or the receipt of payments with respect to, any of the notes, the indenture, any guarantee or any other document or instrument referred to therein (other than on or in connection with a transfer of the notes subsequent to the initial issuance and delivery of the notes).

If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the notes or any guarantee, each of the Issuer or the relevant Guarantor, as the case may be, will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 30 days prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the trustee, in writing, promptly thereafter) an officer’s certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The officer’s certificate(s) must also set forth any other information necessary to enable the paying agent to pay such Additional Amounts to holders on the relevant payment date. The trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary. The Issuer or the relevant Guarantor will also provide the trustee with documentation satisfactory to the trustee evidencing the payment of Additional Amounts.

The Issuer or the relevant Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor will furnish to the trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (satisfactory to the trustee) by such entity. Upon reasonable request, copies of Tax receipts or other evidence of payments, as the case may be, will be made available by the trustee to the holders or beneficial owners of the notes.

Wherever in the indenture or in this “Description of notes” there is mentioned, in any context, the payment of principal (and premium, if any), interest, if any, or any other amount payable under or with respect to any of the notes or the guarantees, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of the indenture, any transfer by a holder or beneficial owner of its notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer or any Guarantor is incorporated, organized, engaged in business or otherwise resident for tax purposes or any jurisdiction from or through which such Person makes any payment on the notes (or any guarantee) and, in each case, any political subdivision or taxing authority or agency thereof or therein.

Special mandatory redemption

If (i) the Acquisition is not consummated on or prior to the later of (x) January 11, 2028 and (y) the date that is five business days after any later date to which the Sellers and STERIS Corporation may agree to extend the “Outside Date” in the Purchase Agreement (the “Special Mandatory Redemption End Date”) or (ii) the Purchase Agreement is terminated (each, a “Special Mandatory Redemption Event”), the Issuer will be required to redeem all of the notes then outstanding on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. Notice of a special mandatory redemption will be mailed (or otherwise delivered to holders in accordance with the procedures of DTC) promptly after the occurrence of the Special Mandatory Redemption Event (and in any event no later than 2:00 p.m., New York City time, on the fifth business day immediately following such event) to the trustee and each holder of the notes. In the event that the Issuer has insufficient funds to redeem all of the notes then outstanding on the Special Mandatory Redemption Date, the Parent shall, on behalf of the Issuer, acquire, or cause to be acquired, all such notes in accordance with this “Special mandatory redemption” section.

For purposes of the foregoing discussion of a special mandatory redemption, the following definitions are applicable:

“Acquisition” means the acquisition by STERIS Corporation, directly or indirectly, of all of the equity interests of Xodus pursuant to the Purchase Agreement.

“Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of October 11, 2026, among STERIS Corporation and Craig E. Kaforey, individually, as trustee of the Craig E. Kaforey Legacy Trust and as seller’s representative, and Mark A. Kaforey, individually and as trustee of the Mark A. Kaforey Legacy Trust (as further amended, modified, supplemented or waived).

“Special Mandatory Redemption Date” means the earlier to occur of (1) if the Acquisition has not been consummated on or prior to the Special Mandatory Redemption End Date, the 14th day (or, if such day is not a business day, the first business day thereafter) following the Special Mandatory Redemption End Date and (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the Purchase Agreement for any reason.

“Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the notes then outstanding, plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date.

Optional redemption

Prior to the applicable Par Call Date, the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30 day months) at the Treasury Rate plus, as applicable, 15 basis points for the 2033 notes and 20 basis points for the 2036 notes, less (b) interest accrued to, but not including, the redemption date, and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the applicable Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

For the purposes of the optional redemption provisions of the notes, the following additional terms will be applicable:

“Par Call Date” means October 15, 2033 with respect to the 2033 notes and September 15, 2036 with respect to the 2036 notes.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date or maturity date, as applicable (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date or maturity date, as applicable, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single

Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date or maturity date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date or maturity date, as applicable, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date or maturity date, as applicable, one with a maturity date preceding the applicable Par Call Date or maturity date, as applicable, and one with a maturity date following the applicable Par Call Date or maturity date, as applicable, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date or maturity date, as applicable. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or maturity date, as applicable, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall not be responsible for calculating the redemption price.

A notice of redemption shall be sent by the Issuer (or, at the Issuer’s written request, by the trustee on the Issuer’s behalf) to each holder of notes of the particular series to be redeemed (in the case of global notes, electronically through the procedures of DTC) not less than 10 nor more than 60 days in advance of the redemption date (except that such notice may be greater than 60 days in the case of a redemption in connection with a legal defeasance, covenant defeasance or discharge with respect to such notes). Such notice of redemption shall specify the principal amount of notes to be redeemed, the CUSIP and ISIN numbers of the notes to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of such notes. Notice of any redemption of a series of notes prior to the applicable Par Call Date need not set forth the redemption price but only the manner of calculation thereof. The Issuer will give the trustee notice, in writing, of the amount of the redemption price for any such redemption promptly after the calculation thereof, and the trustee shall have no responsibility for such calculation. Once notice of redemption is sent to holders the notes called for redemption will become due and payable on the redemption date at the redemption price, plus interest accrued to, but not including, the redemption date. On or before 10:00 a.m., New York City time, on the redemption date, the Issuer will deposit with the trustee or with one or more paying agents (if other than the trustee) an amount of money sufficient to redeem on the redemption date all of such notes so called for redemption at the appropriate redemption price, together with accrued interest to, but not including, the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, plus interest accrued to the redemption date, commencing on the redemption date interest on such notes called for redemption will cease to accrue and holders of such notes will have no rights with respect to such notes except the right to receive the redemption price and any unpaid interest to, but not including, the redemption date.

Notice of any redemption of notes may, at the Issuer’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Parent or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date. The Issuer shall notify holders of any such rescission as soon as practicable after the Issuer determines that such conditions precedent will not be able to be satisfied or the Issuer is not able or willing to waive such conditions precedent. The trustee shall not have any duty to determine or verify the determination of whether any one or more of the conditions precedent have been satisfied.

If fewer than all of the notes of a particular series are being redeemed, the trustee will select such notes to be redeemed pro rata, by lot or by any other method the trustee in its sole discretion deems fair and appropriate, in accordance with DTC’s procedures. Notes of $150,000 principal amount or less will not be redeemed in part. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note.

In addition, the Issuer may at any time purchase notes of a particular series by tender, in the open market or by private agreement, subject to applicable law.

Tax redemption

The Issuer may redeem the notes of a particular series, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior notice to the holders of such notes (which notice will be irrevocable and given in accordance with the procedures described in “—Optional redemption”), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to but not including the redemption date, and all Additional Amounts (if any) then due and which will become due on the redemption date as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of such notes, the Issuer (or any Guarantor with respect to any guarantee) is or would be required to pay Additional Amounts, and the Issuer (or any Guarantor with respect to any guarantee) cannot avoid any such payment obligation by taking reasonable measures available to it (including, without limitation, making payment through a paying agent located in another jurisdiction or, in the case of a payment by any Guarantor, by having such payment be made by the Issuer or another Guarantor that can make such payment without the obligation to pay Additional Amounts), and the requirement arises as a result of:

(1)

any amendment to, or change in, the laws or any regulations or rulings promulgated thereunder of a relevant Taxing Jurisdiction which change or amendment is announced and becomes effective on or after the issue date of the notes (or, if the applicable Taxing Jurisdiction became a Taxing Jurisdiction on a date after the issue date of the notes, such later date); or

(2)

any amendment to, or change in, an official written interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change is announced and becomes effective on or after the issue date of the notes (or, if the applicable Taxing Jurisdiction became a Taxing Jurisdiction on a date after the issue date of the notes, such later date) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”).

The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer (or any Guarantor with respect to any guarantee) would be obligated to make such payment of Additional Amounts if a payment in respect of such notes were then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the delivery of any notice of redemption of such notes pursuant to the foregoing, the Issuer will deliver to the trustee (a) an officer’s certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Issuer (or any Guarantor with respect to any guarantee) taking reasonable measures available to it; and (b) a written opinion of independent tax counsel qualified under the laws of the relevant Taxing Jurisdiction to the effect that the Issuer (or any Guarantor with respect to any guarantee) has or will become obligated to pay such Additional Amounts as a result of a Change in Tax Law.

The trustee will accept and shall be entitled to rely on such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders.

Further issuances

The Issuer may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of a particular series of notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance, public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the applicable series of notes previously issued, and such additional notes will form a single series with the applicable series of notes previously issued; provided that if any such additional notes are not fungible with the applicable series of notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

In addition, the Issuer may, from time to time, without notice to or the consent of the holders of the notes, issue additional series of debt securities without limitation as to aggregate principal amount. Such debt securities would be a separate series from any series of the notes.

Change of control triggering event

Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the notes as described above under “—Optional redemption,” the indenture provides that each holder of notes will have the right to require the Issuer to repurchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), for cash, at a repurchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the amount repurchased to, but not including, the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or, at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer is required to send a notice to each holder of notes (in the case of global notes, electronically through the procedures of DTC), with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes electing to have notes repurchased pursuant to a Change of Control Offer will be required to surrender their notes to the paying agent as specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer.

“Change of Control” means the occurrence of any one of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Parent or one of its subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding Voting Stock of the Parent or any other Voting Stock into which the Voting Stock of the Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)

the Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent (or any other Voting Stock into which the Voting Stock of the Parent is reclassified, consolidated, exchanged or changed) is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Parent (or any other Voting Stock into which the Voting Stock of the Parent is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4)	the Parent ceases to own, directly or indirectly, 100% of the outstanding capital stock of the Issuer; or

(5)	the adoption of a plan relating to the liquidation or dissolution of the Parent.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Parent becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) the holders having ultimate beneficial ownership of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders having beneficial ownership of the Parent’s Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch Ratings, Inc., or any of its successors and assigns that is a Nationally Recognized Statistical Rating Organization.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) and the equivalent investment grade rating from any replacement Rating Agency or Rating Agencies appointed by us.

“Moody’s” means Moody’s Investors Service, Inc., or any of its successors and assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided that if any of Moody’s, S&P or Fitch ceases to provide rating services to issuers or investors, the Parent may appoint a replacement that is a Nationally Recognized Statistical Rating Organization for such Rating Agency.

“Rating Event” means:

(1)

if the notes are rated Investment Grade by at least two of the three Rating Agencies on the first day of the Trigger Period, the notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the Trigger Period, or

(2)

if the notes are not rated Investment Grade by at least two of the three Rating Agencies on the first day of the Trigger Period, the notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the notes on the first day of the Trigger Period by at least two of the three Rating Agencies on any date during the Trigger Period;

provided that if, on the first day of any Trigger Period, the notes are not rated by at least two of the three Rating Agencies, a Rating Event shall be deemed to have occurred.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Trigger Period” means the period commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The change of control feature of the notes may in certain circumstances make it more difficult to consummate or discourage a sale or takeover of us and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including takeovers, recapitalizations or other similar transactions, that would not constitute a Change of Control under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.

Certain covenants

Limitation on liens

The indenture provides that the Parent will not, and will not permit any of its subsidiaries to, create, incur, issue, assume or guarantee any debt secured by a Lien (other than Permitted Liens) upon any of its property or assets (other than Unrestricted Margin Stock), or any shares of stock or evidences of indebtedness issued by any of its subsidiaries and owned by the Parent or by any other of its subsidiaries, owned on or after the date of issuance of the notes, without making effective provision to secure all of the notes, equally and ratably with any and all other debt secured thereby, so long as any of such other debt shall be so secured.

Limitation on sale and leaseback transactions

The indenture provides that the Parent will not, and will not permit any subsidiary to, enter into any arrangement with any person providing for the leasing by the Parent or any subsidiary of any Property that has been or is to be sold or transferred by the Parent or such subsidiary to such person, with the intention of taking back a lease of such Property (a “Sale and Leaseback Transaction”) unless either:

•

within 12 months after the receipt of the proceeds of the sale or transfer, the Parent or any subsidiary applies an amount equal to the greater of the net proceeds of the sale or transfer or the fair value (as determined in good faith by the Parent’s board of directors) of such Property at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt; or

•

the Parent or such subsidiary would be entitled, at the effective date of the sale or transfer, to incur debt secured by a Lien on such Property in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the notes pursuant to the covenant described under “—Limitation on liens.”

The foregoing restriction in the paragraph above will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; (ii) between the Parent and a subsidiary or between subsidiaries; provided that the lessor is the Parent or a wholly owned subsidiary; or (iii) entered into within 270 days after the later of the acquisition or completion of construction of the subject Property.

Future guarantors

After the issue date of the notes, the Parent will cause each subsidiary that becomes a borrower under, incurs or guarantees indebtedness under any Material Credit Facility to, within 30 days, (A) execute and deliver to the trustee a supplemental indenture in form satisfactory to the trustee pursuant to which such subsidiary shall guarantee all of the Issuer’s obligations under the notes and the indenture with respect to the notes and (B) deliver to the trustee an officer’s certificate and opinion of counsel to the effect that (i) such supplemental indenture and guarantee of the notes has been duly executed and authorized and (ii) such supplemental indenture and guarantee of the notes constitutes a valid, binding and enforceable obligation of such subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws and except insofar as enforcement thereof is subject to general principles of equity. Any such guarantee of the notes shall be equal (“pari passu”) or senior in right of payment with the guarantee or other obligation giving rise to the obligation to guarantee the notes.

Merger, consolidation or sale of assets

The Issuer may, without the consent of the holders of any outstanding notes (including any additional notes), consolidate with or sell, lease or convey all or substantially all of its properties or assets to, or merge with or into, any other Person, provided that:

(1)

the Issuer is the continuing Person or, alternatively, the successor Person formed by or resulting from such consolidation or merger, or the Person that receives the transfer of such properties or assets (the “Successor Issuer”), is a corporation or limited liability company or similar entity organized under the laws of England and Wales, any member state of the European Economic Area or any state of the United States or the District of Columbia and expressly assumes by means of a supplemental indenture the obligations of the Issuer under the notes;

(2)	immediately after giving effect to such transaction, no event of default and no event that, after notice or the lapse of time, or both, would become an event of default has occurred and is continuing;

(3)

each Guarantor (unless it is the other party to the transactions described above, in which case the second succeeding paragraph shall apply) shall have by means of a supplemental indenture confirmed that its guarantee shall apply to the Successor Issuer’s obligations under the indenture and the notes; and

(4)	an officer’s certificate and legal opinion are delivered to the trustee, each stating that the consolidation, merger, conveyance or transfer complies with clauses (1), (2) and (3) above.

The Successor Issuer will succeed to, and be substituted for, the Issuer, and may exercise all of the rights and powers of the Issuer, under the indenture. In such a case, the Issuer will be relieved of all obligations and covenants under the notes and the indenture, provided, that in the case of a lease of all or substantially all of the properties or assets of the Issuer, the Issuer will not be released from the obligation to pay the principal of and premium, if any, and interest on the notes.

In addition, each Guarantor may, without the consent of the holders of any outstanding notes (including any additional notes), consolidate with or sell, lease or convey all or substantially all of its properties or assets to, or merge with or into, any other Person, provided that:

(1)

such Guarantor is the continuing Person or, alternatively, the successor Person formed by or resulting from such consolidation or merger, or the Person that receives the transfer of such properties or assets (the “Successor Guarantor”), is a corporation or limited liability company or similar entity organized under the laws of England and Wales, any member state of the European Economic Area or any state of the United States or the District of Columbia and expressly assumes by means of a supplemental indenture the obligations of such Guarantor under its guarantee; provided, that this clause shall not apply to any transaction in which the other party thereto is the Issuer or another Guarantor;

(2)

immediately after giving effect to such transaction, no event of default and no event that, after notice or the lapse of time, or both, would become an event of default has occurred and is continuing; and

(3)	an officer’s certificate and legal opinion are delivered to the trustee, each stating that the consolidation, merger, conveyance or transfer complies with clauses (1) and (2) above.

For the avoidance of doubt, any Guarantor whose guarantee is to be released in accordance with the terms of such guarantee shall not be required to comply with clause (1) of the immediately preceding paragraph.

The Successor Guarantor will succeed to, and be substituted for, such Guarantor, and may exercise all of the rights and powers of such Guarantor, under the indenture. In such a case, such Guarantor will be relieved of all obligations and covenants under the notes and the indenture, provided, that in the case of a lease of all or substantially all of the properties or assets of a Guarantor, such Guarantor will not be released from its guarantee.

Events of default

Each of the following is an “event of default” under the indenture with respect to each series of notes:

(1)	a default in any payment of interest or Additional Amounts, if any, on any notes of such series when due, which continues for 30 days;

(2)	a default in the payment of principal of or premium, if any, on any notes of such series when due at its stated maturity date, upon optional redemption or otherwise;

(3)

a failure by the Issuer to redeem all outstanding notes following the occurrence of a Special Mandatory Redemption Event in conformity with the covenant set forth under “—Special mandatory redemption” or a failure by the Issuer to repurchase notes of such series tendered for repurchase following the occurrence of a Change of Control Triggering Event in conformity with the covenant set forth under “—Change of control triggering event”;

(4)

a failure by the Issuer or any Guarantor to comply with their other agreements contained in the indenture, which continues for 90 days after written notice thereof to the Issuer by the trustee or to the Issuer and the trustee by the holders of not less than 25% in principal amount of the outstanding notes of such series (including any additional notes of such series);

(5)

a default under any debt for money borrowed by the Issuer or any Guarantor that results in acceleration of the maturity of such debt, or failure to pay any such debt within any applicable grace period after final stated maturity, in an aggregate amount of the greater of (a) $150.0 million, or (b) 3.0% of Consolidated Total Assets, or in each case, its foreign currency equivalent, at the time without such debt having been discharged or acceleration having been rescinded or annulled (the “cross acceleration provision”);

(6)

various events in bankruptcy, insolvency or reorganization involving the Issuer, the Parent or any Significant Subsidiary (or any group of subsidiaries that, taken together, as of the date of the latest consolidated financial statements of Parent and its subsidiaries, would constitute a Significant Subsidiary); or

(7)

any guarantee of a Guarantor ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the indenture or its guarantee.

No event of default with respect to a series of notes (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any credit agreements that may be in existence from time to time. In addition, the occurrence of certain events of default or acceleration under the indenture may constitute an event of default under certain of the Issuer’s or the Guarantors’ other indebtedness that may be outstanding from time to time.

In the case of an event of default specified in clause (6) above occurs, the principal of and premium, if any, and accrued and unpaid interest on all outstanding notes will become due and payable immediately without further action or notice. If any other event of default as described herein shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes of a series may declare, by notice to the Issuer in writing (and to the trustee, if given by holders of such notes) specifying the event of default, to be immediately due and payable the principal amount of all such notes then outstanding, plus premium, if any, and accrued and unpaid interest to the date of acceleration. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

The indenture will provide that the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of notes, unless such holders have offered (and if requested, provided) the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses, claims, loss and liabilities which might be incurred by it in compliance with such request or direction. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes of the affected series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of such series.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of any note of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

(1)	that holder has previously given written notice to the trustee of a continuing event of default with respect to the notes of that series; and

(2)

the holders of at least 25% in principal amount of the outstanding notes of that series shall have made written request to the trustee, and offered (and if requested, provided) indemnity or security reasonably satisfactory to the trustee, to institute proceedings in respect of such event of default in its own name as trustee under the indenture, and the trustee has not received from the holders of a majority in principal amount of the outstanding notes of that series a direction inconsistent with such written request and has failed to institute such proceeding within 60 days after receipt of such notice, request and offer of indemnity or security.

Generally, the holders of a majority in principal amount of the outstanding notes of a series (including any additional notes of such series) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee may, however, refuse to follow any direction that conflicts with law or the indenture.

If a default occurs and is continuing under the indenture and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 90 days after it becomes actually known to a responsible officer of the trustee. Except in the case of a default in the payment of principal or premium, if any, or interest on any note, the trustee may withhold notice if the trustee determines in good faith that withholding notice is not opposed to the interests of the holders (it being understood that the trustee does not have an affirmative duty to determine whether any direction is prejudicial to any holder). Prior to taking any action under the indenture, the trustee will be entitled to, and if requested, be provided, indemnification or security satisfactory to it against any loss, liability, cost or expense caused by taking or not taking such action.

The Issuer will also be required to deliver to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate indicating whether the signers of the certificate know of any default under the indenture that occurred during the previous year. In addition, the Issuer will be required to notify the trustee, in writing, within 30 days of any event that would constitute various defaults, their status and what action the Issuer is taking or proposes to take in respect of these defaults.

Modification and waivers

Modification and amendments of the indenture and the notes may be made by the Issuer, the Guarantors and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of a series; provided, however, that no such modification or amendment may, without the consent of each holder of the affected series of notes then outstanding:

•	change the stated maturity of the principal of, or installment of interest on, any note;

•	reduce the principal amount of, or the rate of interest on, any notes;

•

reduce any premium, if any, payable on the redemption or required repurchase of any note or change the date on which any note may be redeemed or required to be repurchased (which modification or amendment, only with respect to a Change of Control Triggering Event, is made after the time an offer to repurchase the notes is required to have been made);

•	change the coin or currency in which the principal of, premium, if any, or interest on any note is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment of principal and interest (including Additional Amounts, if any) on such holder’s notes on or after the due dates therefor;

•	reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to amend, modify or supplement the indenture or the notes;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of notes except to increase any percentage of consents required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby;

•	make any change to the provisions in the indenture relating to the guarantees by the Guarantors in any manner adverse to the holders of the notes;

•

make any change to the provisions in the indenture described under “—Payment of additional amounts” that adversely affects the right of any holder of such notes in any material respect or amend the terms of such notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the payor agrees to pay Additional Amounts, if any, in respect thereof; or

•	modify any of the above provisions.

The Issuer, the Guarantors and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the notes with respect to the following:

•

to cure any ambiguity, to correct any mistake, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make other provisions in regard to matters or questions arising under the indenture;

•

to evidence the succession of another Person to the Issuer or a Guarantor and the assumption by any such successor of the covenants, agreements, and obligations in the indenture and in the notes in accordance with the indenture;

•

to surrender any of the Issuer’s or the Guarantors’ rights or powers under the indenture or add to the Issuer’s or Guarantors’ covenants further covenants for the protection of the holders of all or either series of notes;

•	to add any additional events of default for the benefit of the holders of all or either series of notes;

•	to add Guarantors or co-obligors with respect to the notes, or to release Guarantors from the guarantees of notes in accordance with the terms of the indenture and the notes;

•	to add collateral security with respect to the notes;

•	to provide for uncertificated notes in addition to or in place of certificated notes;

•	to make any change that does not adversely affect the rights of any holder of notes;

•	to add or appoint a successor or separate trustee or other agent;

•	to comply with any requirement in connection with the qualification of the indenture under the Trust Indenture Act; or

•	to conform any provision in the indenture to this “Description of notes” as evidenced by an officer’s certificate.

The holders of at least a majority in aggregate principal amount of the notes of a series may, on behalf of the holders of all notes of such series, waive compliance by the Issuer or any Guarantor with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of such series, waive any past default and its consequences under the indenture, except a default (1) in the payment of principal or premium, if any, or interest on the notes or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note. Upon any such waiver, such default shall cease to exist and any event of default arising therefrom shall be deemed to have been cured for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Satisfaction and discharge

The Issuer may discharge its obligations under the indenture while any notes of either series remain outstanding if the notes of that series either have become due and payable or will become due and payable within one year (or are to be redeemed within one year) by depositing irrevocably with the trustee as trust funds, funds in U.S. dollars or certain U.S. Government obligations or a combination thereof, in an amount sufficient, in the opinion of a firm of nationally recognized certified public accountants, to pay the entire indebtedness including the principal and premium, if any, and interest to the date of such deposit (if such notes have become due and payable) or to the maturity thereof or the date of redemption of such notes, as the case may be, and paying all other amounts payable under the indenture.

Defeasance and covenant defeasance

The indenture will provide that the Issuer may elect either (1) to defease and be discharged from any and all obligations with respect to any series of notes (except for, among other things, certain obligations to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from its obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default, and clauses (4), (5) and (7) under “—Events of default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by the Issuer with the trustee, in trust, of an amount in funds in U.S. dollars, or U.S. Government obligations or combination thereof, that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the opinion of a firm of nationally recognized certified public accountants, to pay the principal or premium, if any, and interest on such series of notes on the scheduled due dates therefor.

If the Issuer effects covenant defeasance with respect to a series of notes and such notes are declared due and payable because of the occurrence of any event of default other than under clauses (4), (5) or (7) of “—Events of default,” even if the amount in U.S. dollars, or U.S. Government obligations, or both, on deposit with the trustee is sufficient to pay amounts due on such notes at the time of the stated maturity, it may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such event of default. However, the Issuer would remain liable to make payment of such amounts due at the time of acceleration.

To effect legal defeasance or covenant defeasance, the Issuer will be required to deliver to the trustee (i) an opinion of United States counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the notes of such series to recognize income, gain or loss for U.S. federal income tax purposes and such holders and beneficial owners will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such deposit and defeasance had not occurred (and, if the Issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in law to that effect) and (ii) an opinion of Irish counsel that the deposit and related defeasance will not cause payments on the notes of such series to be subject to Irish withholding tax in a manner different than would have been the case if such deposit and defeasance had not occurred.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

Governing law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by the Issuer) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at our option, be extended).

“Consolidated Total Assets” means, as of any date of determination, the net book value of all assets of the Parent and its subsidiaries as shown in the most recent annual or quarterly consolidated balance sheet of the Parent.

“Credit Facilities” means (i) the Delayed Draw Term Loan Agreement, dated as of November 4, 2026 (as further amended, supplemented or otherwise modified), among the Issuer, as borrower, the Parent, STERIS Limited and STERIS Corporation, as guarantors, the other guarantors party thereto from time to time, the lenders party thereto from time to time and J.P. Morgan SE, as administrative agent, providing for a delayed draw term loan facility in an aggregate principal amount of up to $500,000,000, and (ii) the New Revolving Credit Agreement, dated as of November 4, 2026 (as further amended, supplemented or otherwise modified), among the Parent, STERIS Limited, STERIS Corporation and the Issuer, each as a borrower and a guarantor, the other guarantors party thereto from time to time, lenders party thereto from time to time and JPMorgan Chase Bank, N.A. and J.P. Morgan SE, as administrative agents, providing for a senior unsecured revolving credit facility in an aggregate principal amount of up to $1,600,000,000.

“Existing Notes” means (x) STERIS Corporation’s (i) (A) 3.55% Senior Notes, Series A-3A, due December 4, 2027 in principal amount of $12,500,000 and (B) 3.55% Senior Notes, Series A-3B, due December 4, 2027 in principal amount of $12,500,000, each issued under the Note Purchase Agreements, each dated as of December 4, 2012, as further amended, supplemented or otherwise modified (the “2012 Note Purchase Agreement”), by and among STERIS Corporation and the purchasers named therein; and (ii) (A) 3.55% Senior Notes, Series A-2, due May 14, 2027 in principal amount of $125,000,000 and (B) 3.70% Senior Notes, Series A-3, due May 14, 2030 in principal amount of $100,000,000, each issued under the Note Purchase Agreements, each dated as of May 15, 2015, as further amended, supplemented or otherwise modified (the “2015 Note Purchase Agreement”), by and among STERIS Corporation and the purchasers named therein, (y) STERIS Limited’s (i) 3.93% Senior Notes, Series A-1, due February 27, 2027 in principal amount of $50,000,000, (ii) 1.86% Senior Notes, Series A-2, due February 27, 2027 in principal amount of €60,000,000, (iii) 4.03% Senior Notes, Series A-3, due February 27, 2029 in principal amount of $45,000,000, (iv) 2.04% Senior Notes, Series A-4, due February 27, 2029 in principal amount of €20,000,000, (v) 3.04% Senior Notes, Series A-5, due February 27, 2029 in principal amount of £45,000,000, (vi) 2.30% Senior Notes, Series A-6, due February 27, 2032 in principal amount of €19,000,000 and (vii) 3.17% Senior Notes, Series A-7, due February 27, 2032 in principal amount of £30,000,000, each issued under the Note Purchase Agreements, each dated as of January 23, 2017, as further amended, supplemented or otherwise modified (the “2017 Note Purchase Agreement”), by and among STERIS Limited and the purchasers named therein, and (z) the Issuer’s (i) 2.700% Senior Notes due 2031 in principal amount of $675,000,000 and (ii) 3.750% Senior Notes due 2051 in principal amount of $675,000,000, each issued under the First Supplemental Indenture, dated as of April 1, 2021 (the “First Supplemental Indenture”), among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), to the Indenture, dated as of April 1, 2021, among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association) (such Indenture, as amended, supplemented or otherwise modified by the First Supplemental Indenture, the “2021 Indenture”).

“Funded Debt” means debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with GAAP, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded Debt does not include (1) obligations created pursuant to leases, (2) any debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any debt for which money in the amount necessary for the payment or redemption of such debt is deposited in trust either at or before the maturity date thereof.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, forward contracts and other similar agreements.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Margin Stock” has the meaning provided in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition or results of operations of the Parent and its subsidiaries, taken as a whole, (b) the ability of the Issuer and the Guarantors, taken as a whole, to perform their obligations under the indenture or (c) the validity or enforceability of the indenture or the notes.

“Material Credit Facility” means:

(a)	the Credit Facilities, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(b)	the 2017 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(c)	the 2015 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(d)	the 2012 Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(e)	the 2021 Indenture, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(f)

any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the issue date by the Parent or any of its subsidiaries, or in respect of which the Parent or any of its subsidiaries is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing equal to or greater than $250,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Pending Transaction” means a pending acquisition (including, for the avoidance of doubt, the Acquisition) or investment, or refinancing, prepayment, repayment, redemption, repurchase, settlement, discharge or defeasance of existing indebtedness.

“Permitted Encumbrances” means:

(1)	judgment liens;

(2)

statutory and contractual Liens in favor of a landlord on real property leased or subleased by or to the Parent or any of its subsidiaries; provided that, if the lease or sublease is to the Parent or any of its subsidiaries, the Parent or such subsidiary, as applicable, is current with respect to payment of all rent and other amounts due to the lessor or sublessor under any lease or sublease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect;

(3)

banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any debt and are not subject to restrictions on access by the Parent or any of its subsidiaries in excess of those required by applicable banking regulations;

(4)

Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Parent or any of its subsidiaries in the ordinary course of business;

(5)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(6)	Liens solely on any cash earnest money deposits made by the Parent or any of its subsidiaries in connection with any letter of intent or purchase agreement relating to an acquisition;

(7)

Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent or any of its subsidiaries in the ordinary course of business and permitted by the indenture;

(8)	options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and the like; and

(9)

Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of debt) and trade-related letters of credit, in each case, outstanding on the issue date of the notes or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof.

“Permitted Liens” means:

(1)	Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(2)

other statutory, common law or contractual Liens incidental to the conduct of its business or the ownership of its property and assets that (A) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (B) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(3)	pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(4)

pledges or deposits to secure the performance of bids, trade contracts and leases (other than debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(5)	Liens on property or assets to secure obligations owing to the Parent or any of its subsidiaries;

(6)

(A) purchase money Liens on fixed assets or for the deferred purchase price of property; provided that such Lien is limited to the purchase price and only attaches to the property being acquired, constructed or improved and, for the avoidance of doubt, proceeds thereof and (B) capital or finance leases;

(7)

easements, zoning restrictions or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of the Parent or any of its subsidiaries;

(8)	Liens existing on the issue date of the notes;

(9)	Liens on Receivables Related Assets of a Receivables Subsidiary in connection with the sale of such Receivables Related Assets;

(10)

in addition to the Liens permitted herein, additional Liens, so long as the aggregate principal amount of all debt and other obligations of the Parent and its subsidiaries secured by such Liens, when taken together with, without duplication, the principal amount of all debt of subsidiaries that are not Guarantors, does not exceed an amount equal to 10.0% of the Consolidated Total Assets at the time such debt or other obligation is created or incurred;

(11)	Permitted Encumbrances;

(12)

any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any of its subsidiaries or existing on any property or assets of any Person at the time such Person becomes a subsidiary of the Parent after the issue date of the notes; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a subsidiary of the Parent, as the case may be, and (ii) such Lien does not apply to any other property or assets of the Parent or any of its subsidiaries (other than Persons who become a subsidiary of the Parent in connection with such acquisition);

(13)	Liens arising in connection with any margin posted related to Hedge Agreements entered into other than for speculative purposes;

(14)

any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clauses (6), (8), (10) and (12) of this definition; provided that (x) the principal amount of the obligations secured thereby shall be limited to the principal amount of the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, extensions, renewals and replacements thereof), (y) such Lien shall be limited to all or a part of the assets that secured the obligation so extended, renewed or replaced and (z) in the case of any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (10) of this definition such extension, renewal or replacement (or successive renewals or replacements) shall utilize basket capacity under such clause (10) prior to any excess amount not permitted thereunder being permitted under this clause (14);

(15)

Liens on the products and proceeds (including, without limitation, insurance condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property subject to Liens under any of the clauses of this definition; and

(16)

Liens on the proceeds of indebtedness deposited with a trustee or paying agent (if other than the trustee) or otherwise segregated or held in trust or under an escrow or other funding arrangement with respect to a Pending Transaction prior to the consummation of such Pending Transaction.

“Permitted Receivables Facility” means an accounts receivable facility established by the Receivables Subsidiary and one or more of the Parent or its subsidiaries, whereby the Parent or its subsidiaries shall have sold or transferred the accounts receivables of the Parent or its subsidiaries to the Receivables Subsidiary which in turn transfers to a buyer, purchaser or lender undivided fractional interests in such accounts receivable, so long as (a) no portion of the debt or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by the Parent or any of its subsidiaries (other than the Receivables Subsidiary), (b) there shall be no recourse or obligation to any of the Parent or its subsidiaries (other than the Receivables Subsidiary) whatsoever other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Permitted Receivables Facility that in the reasonable opinion of the Parent are customary for securitization transactions, and (c) none of the Parent or its subsidiaries (other than the Receivables Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility, other than as set forth in clause (b) of this definition.

“Property” means any property or asset, whether real, personal or mixed, including current assets, but excluding deposit or other control accounts, owned on the issue date of the notes or thereafter acquired by the Parent or any of its subsidiaries.

“Receivables Related Assets” means, collectively, accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to receivables subject to the Permitted Receivables Facility, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guaranties, insurance proceeds, collections and proceeds of all of the foregoing.

“Receivables Subsidiary” means a wholly-owned subsidiary of the Parent that has been established as a “bankruptcy remote” subsidiary for the sole purpose of acquiring accounts receivable under the Permitted

Receivables Facility and that shall not engage in any activities other than in connection with the Permitted Receivables Facility.

“Regulation U” means Regulation U issued by the Board of Governors of the Federal Reserve System.

“Restricted Margin Stock” means Margin Stock owned by the Parent and its subsidiaries the value of which (determined as required under clause 2(i) of the definition of “Indirectly Secured” set forth in Regulation U) represents not more than 33% of the aggregate value (determined as required under clause 2(i) of the definition of “Indirectly Secured” set forth in Regulation U), on a consolidated basis, of the property and assets of the Parent and its subsidiaries (excluding any Margin Stock) that is subject to the covenant described under “Certain covenants—Limitation on liens”.

“Senior Funded Debt” means all Funded Debt of the Parent and its subsidiaries (except Funded Debt, the payment of which is subordinated to the payment of the notes).

“Significant Subsidiary” means any subsidiary of the Parent that constitutes a “significant subsidiary” under Regulation S-X promulgated by the Securities and Exchange Commission, as in effect from time to time.

“Subsidiary Guarantor” means any subsidiary of the Parent that becomes a guarantor under the indenture.

“Unrestricted Margin Stock” means any Margin Stock owned by the Parent or its subsidiaries which is not Restricted Margin Stock.

Material U.S. federal income tax consequences

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes of the applicable series is sold to the public for cash). This discussion assumes that the notes are issued at par or with a statutorily defined de minimis amount of original issue discount. This discussion does not address all of the U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities or currencies;

•	“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the notes under the constructive sale provisions of the Code; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding or considering an investment in the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Additional payments

In certain circumstances (see “Description of notes—Payment of additional amounts,” “Description of notes—Special mandatory redemption” and “Description of notes—Change of control triggering event”), we may be obligated to pay amounts in excess of principal, plus stated interest on the notes. U.S. Treasury Regulations provide special rules for contingent payment debt instruments, which, if applicable, could cause the timing, amount, and character of a holder’s income, gain, or loss with respect to the notes to be different from the consequences discussed below. However, the relevant U.S. Treasury Regulations state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, contingencies which are either remote or incidental as of the issue date are ignored. We believe that, as of the issue date, the likelihood of paying such additional amounts on the notes is remote and/or such additional amounts would be incidental. Accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our determination that these contingencies are remote and/or incidental is binding on a holder, unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury Regulations. Our determination is not binding on the IRS, however, which may take a different position and treat the notes as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Tax consequences applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of interest

We expect, and the remainder of this summary assumes, that the notes will be issued at par, or at a discount that is de minimis for U.S. federal income tax purposes. Accordingly, interest on the notes (without reduction for any withholding tax) will be recognized by a U.S. Holder as ordinary income at the time it accrues or is received, in accordance with the U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Interest on the notes will generally constitute foreign source income in the “passive” category for U.S. foreign tax credit purposes. Irish or other foreign income taxes withheld from payments on a note generally will be treated as foreign taxes eligible for credit (or deduction in lieu of credit) against a U.S. Holder’s U.S. federal income tax liability, subject to certain limitations. A U.S. Holder will generally be denied a foreign tax credit for foreign taxes imposed with respect to the notes where such holder does not satisfy a minimum holding period requirement during which such holder is not protected from risk of loss. The foreign tax credit rules are complex and availability of the credit is subject to a number of limitations. U.S. Holders are encouraged to consult their U.S. tax advisors regarding the application of the foreign tax credit rules to an investment in the notes.

Additional amounts paid by us with respect to non-U.S. taxes imposed on interest payments should be treated in a similar manner as the interest payments, as described in this section.

Sale or other taxable disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note generally equal to the difference, if any, between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be treated as interest as described in the previous section) and the U.S. Holder’s adjusted tax basis in the note. We intend to treat any premium paid upon a special mandatory redemption or a repurchase following a change of control triggering event (see “Description of notes—Special mandatory redemption” and “Description of notes—Change of control triggering event”) as additional amounts realized on the disposition of the note. However, the treatment of such amounts is not entirely clear, and it is possible that the IRS could assert that such amounts should be treated as a separate ordinary income payment. U.S. Holders are encouraged to consult their U.S. tax advisors regarding the treatment of such amounts.

A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be U.S. source capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. A U.S. Holder may not be able to use any foreign tax credit arising from any foreign tax imposed on the disposition of a note, unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources in the same income category (generally, “passive” category income).

Information reporting and backup withholding

A U.S. Holder generally will be subject to information reporting and backup withholding requirements when the U.S. Holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from information reporting and backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder generally will be subject to backup withholding with respect to such payments and proceeds if the U.S. Holder is not otherwise exempt and:

•	the U.S. Holder fails to furnish the U.S. Holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the U.S. Holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the U.S. Holder previously failed to properly report payments of interest or dividends; or

•

the U.S. Holder fails to certify under penalties of perjury that the U.S. Holder has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. Holder that the U.S. Holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Disclosure obligation with respect to foreign financial assets

U.S. Holders of “specified foreign financial assets” with an aggregate value in excess of certain threshold amounts may be required to file an IRS Form 8938 information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. Under these rules, the notes (or the accounts in which they are held) may be treated as “specified foreign financial assets.” In addition, U.S. Holders should consider their possible obligation to file online a FinCEN Form 114 – Report of Foreign Bank and Financial Accounts as a result of holding notes. U.S. Holders are urged to consult their tax advisors regarding the application of these and other reporting requirements to an investment in the notes.

Medicare contribution tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which generally includes interest and net gain from the disposition of the notes. U.S. Holders should consult their tax advisors regarding the applicability of this tax to their investment in the notes.

Tax consequences applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes. Non-U.S. Holders are encouraged to consult their own tax advisors concerning the relevant U.S. federal, state and local and any non-U.S. tax considerations that may be relevant to their particular situations.

Payments of interest

Subject to the discussion below under the heading “—Information reporting and backup withholding,” interest paid on a note (which, for purposes of this discussion, includes any payments on the notes that may be treated as interest for U.S. federal income tax purposes) to a Non-U.S. Holder generally will be treated as from sources outside the United States and as such generally will not be subject to tax in the United States. However, if interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a “permanent establishment” or “fixed base” in the United States to which such interest is attributable), such effectively connected interest generally will be subject to U.S. federal income tax at the regular U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, a Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such interest, as adjusted for certain items.

Sale or other taxable disposition

Subject to the discussion below under the heading “—Information reporting and backup withholding,” a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (other than amounts allocable to accrued and unpaid interest, which will be treated as interest as described in the previous section) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a “permanent establishment” or “fixed base” in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain of a Non-U.S. Holder described in the first bullet point above generally will be subject to U.S. federal income tax at the regular U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. Holder. In addition, a Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

Gain of a Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which gain may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

A Non-U.S. Holder will determine gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note under the same rules as described above under the heading “Tax consequences applicable to U.S. Holders—Sale or other taxable disposition.”

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information reporting and backup withholding

Payments of interest on the notes to a Non-U.S. Holder generally will not be subject to backup withholding or information reporting, provided the applicable withholding agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person and the Non-U.S. Holder certifies its non-U.S. status on the applicable IRS Form W-8. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, provided the applicable withholding agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person and the Non-U.S. Holder certifies its non-U.S. status on the applicable IRS Form W-8. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Substitution of the Issuer

The terms of the notes permit, in certain circumstances, the substitution of another entity, including an entity organized in the United States, for the Issuer (see “Description of notes—Merger, consolidation or sale of assets”). Any such substitution might be treated for U.S. federal income tax purposes as a deemed exchange of the notes for new notes, which could result in the recognition of taxable gain or loss by a holder and could cause subsequent payments of interest to be treated as U.S. source income. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of any such substitution.

Certain Irish tax consequences

The following is a summary of certain Irish tax consequences of the purchase, ownership and disposition of the notes. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of the notes. The summary relates only to the position of persons who are the absolute beneficial owners of the notes and may not apply to certain other classes of persons such as dealers in securities.

The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners as in effect on the date of this prospectus supplement, which are subject to prospective or retroactive change. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the notes should consult their own advisors as to the Irish or other tax consequences of the purchase, beneficial ownership and disposition of the notes including, in particular, the effect of any state or local tax laws.

This summary does not constitute legal or tax advice and the comments below are of a general nature only. Holders (or prospective holders) of the notes and the guarantees who are in any doubt as to their tax position should consult their professional advisors.

Irish withholding tax

In general, withholding tax (currently at the rate of 20%) must be deducted from interest payments made by an Irish company, such as the Issuer. However, this withholding tax does not apply in cases where:

(a)

the notes are quoted on a recognized stock exchange (this term is not defined but is understood to mean an exchange which is recognized in the country in which it is established and would include the New York Stock Exchange);

(b)	the notes carry a right to interest; and

(c)	either: (i) the person by or through whom the payment is made is not in Ireland; or (ii) the notes are held in a recognized clearing system (which includes The Depository Trust Company, among others).

It is expected that all of these conditions will be satisfied, so that the Issuer may pay interest in respect of the notes without any deduction for or on account of Irish withholding tax.

In certain circumstances, Irish encashment tax may be required to be withheld (currently at the rate of 25%) from interest on any note, where such interest is collected by a person in Ireland on behalf of any holder of notes.

Irish income tax

In general, persons who are resident in Ireland are liable to Irish taxation on their world-wide income whereas persons who are not resident in Ireland are only liable to Irish taxation on their Irish source income. All persons are under a statutory obligation to account for Irish taxation on a self-assessment basis and there is no requirement for the Irish Revenue Commissioners to issue or raise an assessment.

A note issued by the Issuer may be regarded as property situate in Ireland (and hence Irish source income) on the grounds that a debt is deemed to be situate where the debtor resides. However, the interest earned on such notes is exempt from income tax if paid to a person who is not a resident of Ireland and who for the purposes of section 198 of the Taxes Consolidation Act, 1997 (as amended) of Ireland is regarded as being a resident of a relevant territory or when paid to certain companies. A relevant territory for this purpose is a Member State of the European Communities (other than Ireland) or not being such a Member State a territory with which Ireland has entered into a double tax treaty that has the force of law or, on completion of the necessary procedures, will have the force of law and such double tax treaty contains an article dealing with interest or income from debt claims. A list of the countries with which Ireland has entered into a double tax treaty is available on www.revenue.ie.

Relief from Irish income tax may also be available under other exemptions contained in Irish tax legislation or under the specific provisions of a double tax treaty between Ireland and the country of residence of the holder of the notes.

If the above exemptions do not apply it is understood that there is a long standing unpublished practice whereby no action will be taken to pursue any liability to such Irish tax in respect of persons who are regarded as not being resident in Ireland except where such persons:

(a)	are chargeable in the name of a person (including a trustee) or in the name of an agent or branch in Ireland having the management or control of the interest; or

(b)	seek to claim relief and / or repayment of tax deducted at source in respect of taxed income from Irish sources; or

(c)	are chargeable to Irish corporation tax on the income of an Irish branch or agency or to income tax on the profits of a trade carried on in Ireland to which the interest is attributable.

There can be no assurance that this practice will continue to apply.

Irish capital gains tax

A holder of the notes will not be subject to Irish taxes on capital gains provided that such holder is neither resident nor ordinarily resident in Ireland and such holder does not have an enterprise, or an interest in an enterprise, which carries on business in Ireland through a branch or agency or a permanent representative to which or to whom the notes are attributable.

Irish capital acquisitions tax

If the notes are comprised in a gift or inheritance taken from an Irish domiciled, resident or ordinarily resident disponer or if the donee / successor is resident or ordinarily resident in Ireland, or if any of the notes are regarded as property situate in Ireland, the donee / successor may be liable to Irish capital acquisitions tax. As a result, a donee / successor may be liable to Irish capital acquisitions tax, even though neither the disponer nor the donee / successor may be domiciled, resident or ordinarily resident in Ireland at the relevant time.

Irish stamp duty

No Irish stamp duty will be payable on the issuance of the notes. Irish stamp duty should not be payable on a subsequent transfer of the notes, provided the notes qualify as ‘loan capital’ of the Issuer for the purposes of section 85 of the Stamp Duties Consolidation Act, 1999, as amended, of Ireland and the notes:

(a)	are not convertible into stocks or marketable securities (other than loan capital) in a company with a share register in Ireland or into loan capital having such a right;

(b)	do not carry the same rights as shares in the capital of a company, including rights such as voting rights, a share in the profits or a share in the surplus on liquidation of a company;

(c)	are issued for a price which is not less than 90% of their nominal value; and

(d)

do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument or other document relating to the notes.

It is expected that the notes will satisfy the above conditions, such that Irish stamp duty should not arise on the transfer of the notes.

Certain U.K. tax consequences

The following is a general summary of the U.K. withholding tax consequences in relation to payments of interest on the notes and payments in respect of the guarantees and of the U.K. stamp duty and stamp duty reserve tax consequences of the issue or transfer of the notes. This summary does not deal with other U.K. tax aspects of acquiring, holding or disposing of the notes. This summary is based upon U.K. tax law and the published practice of HM Revenue and Customs in effect on the date of this prospectus supplement and is subject to any change in law or practice which may take effect after that date (including with retrospective effect).

Holders (or prospective holders) of the notes and the guarantees who are in any doubt as to their tax position should consult their professional advisors.

U.K. withholding tax

Payments of interest on the notes

Interest payments on the notes made by the Issuer may be made without withholding on account of U.K. income tax provided that they do not have a “U.K. source.” Interest payments on the notes made by the Issuer would not generally be considered to have a U.K. source where: (i) the Issuer is (under U.K. law) a non-U.K. tax resident, non-U.K. incorporated company; (ii) the interest is not expressed to be the interest of a U.K. branch; (iii) the funds for the payments do not come from the United Kingdom; and (iv) the notes are not secured by U.K. property. Interest payments on the notes made by the Issuer should not have a U.K. source solely due to a guarantor in respect of the notes being resident in the United Kingdom. The Issuer does not currently intend to withhold for or on account of U.K. income tax from payments of interest on the notes.

In all other circumstances, payments of interest on the notes may be subject to withholding on account of U.K. income tax at the basic rate (currently 20%), subject to such relief as may be available under the provisions of any applicable double tax treaty or any other relief or exemption that may apply.

Payments in respect of the guarantees

The United Kingdom withholding tax treatment of payments made by STERIS Limited under the terms of its guarantees in respect of interest on either series of the notes (or other amounts due under either series of the notes) is uncertain. In particular, such payments by STERIS Limited may be treated as having a “U.K. source” as described above. Accordingly, if STERIS Limited makes any such payments, these may be subject to United Kingdom withholding tax at the basic rate (currently 20%), subject to such relief as may be available under the provisions of any applicable double tax treaty or any other exemption which may apply.

Stamp duty and stamp duty reserve tax

No U.K. stamp duty or stamp duty reserve tax should be payable on the issue or transfer of the notes.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase of the notes (including any interest in the notes) by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any U.S. or non-U.S., federal, state, local or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities the underlying assets of which are considered to include “plan assets” of any such plan, account or arrangement (each, as described in clauses (i), (ii), and (iii), referred to herein as a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. It is not intended that any of the Issuer, the trustee, the underwriters, any guarantor, or their respective affiliates (the “Transaction Parties”) is acting or will act in a fiduciary capacity with respect to any Covered Plan in connection with its investment in a note pursuant to this prospectus supplement. All communications, correspondence and materials from the Transaction Parties with respect to the notes are intended to be general in nature and are not directed at any specific purchaser of the notes, and do not constitute advice regarding the advisability of investment in the notes for any specific purchaser. The decision to acquire and hold the notes (or any interest therein) must be made solely by each respective Plan’s fiduciary on an arm’s length basis.

In considering whether to invest in the notes (including any interest in a note) with a portion of the assets of any Plan, a fiduciary should determine whether the investment is being made in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Law. A fiduciary of a Plan should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed above under “Risk Factors,” in determining whether an investment in the notes satisfies these requirements.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of a Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

For example, the acquisition and/or holding of the notes (including any interest in a note) by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 relating to transactions determined by independent qualified professional asset managers, PTCE 90-1 relating to insurance company pooled separate accounts, PTCE 91-38 relating to bank collective investment funds, PTCE 95-60 relating to life insurance company general accounts and PTCE 96-23 relating to transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and the Code for certain transactions between a Covered Plan and a person that is a party in interest or disqualified person with respect to the Covered Plan solely by reason of providing services to the Covered Plan or having a relationship with such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to all possible prohibited transactions that may arise in connection with the acquisition and holding of the notes or that all of the conditions of any such exemptions will be satisfied.

Plans that are “governmental plans” (as defined in Section 3(32) of ERISA), certain “church plans” (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable Similar Laws.

Because of the foregoing, the notes (including any interest in a note) should not be purchased or held by any person investing plan assets of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

By acceptance of a note (including any interest in a note), each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to invest in the notes constitutes plan assets of any Plan or (ii) the investment in the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

In addition, each purchaser of the notes, or any interest therein, in connection with the initial offer and sale described in this prospectus supplement, acknowledges that none of the Transaction Parties is (i) acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire the notes, or any interest therein, or (ii) undertaking to provide investment advice or give advice in a fiduciary capacity with respect to the decision to acquire the notes, or any interest therein (in either case, unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited). Furthermore, each such person acknowledges that the Plan investor’s fiduciary is exercising its own independent judgment in evaluating the purchase of the notes (or any interest therein).

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

The sale of notes (including any interest in a note) to a Plan is in no respect a representation or recommendation by any Transaction Party that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan.

Purchasers of the notes have the exclusive responsibility for ensuring, to the extent applicable, that their purchase and holding of the notes (including any interest in a note) complies with the relevant legal requirements including the fiduciary responsibility rules of ERISA and any Similar Law, and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. are acting as representatives, have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to each underwriter, the principal amount of notes set forth opposite their names below:

Underwriters	Principal Amount of 2033 Notes	Principal Amount of 2036 Notes
J.P. Morgan Securities LLC	$225,000,000	$225,000,000
Goldman Sachs & Co. LLC	150,000,000	150,000,000
Citigroup Global Markets Inc.	75,000,000	75,000,000
BofA Securities, Inc.	68,000,000	68,000,000
PNC Capital Markets LLC	68,000,000	68,000,000
Wells Fargo Securities, LLC	68,000,000	68,000,000
DNB Carnegie, Inc.	30,000,000	30,000,000
HSBC Securities (USA) Inc.	30,000,000	30,000,000
BBVA Securities Inc.	30,000,000	30,000,000
Siebert Williams Shank & Co., LLC	6,000,000	6,000,000

Total	$750,000,000	$750,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters, severally and not jointly, are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. The offering of the notes by the underwriters is subject to their receipt and acceptance of the notes being offered and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer part of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of 0.400% of the principal amount of the notes. Any such dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount not to exceed 0.250% of the principal amount of the notes. After the initial offering of the notes, the offering prices and other selling terms may from time to time be varied by the representatives.

We have agreed that we will not, during the period from the date of this prospectus supplement through and including November 24, 2026, without first obtaining the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any of our debt securities (other than the notes) having a tenor of more than one year.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

Underwriting discounts and expenses

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Paid by us
Per 2033 note	0.625%
Per 2036 note	0.650%
Total	$9,562,500

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $5 million.

Stabilization, short positions and penalty bids

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. The underwriters may also impose a penalty bid. This occurs when a certain underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

New issue of notes

The notes are new issues of securities with no established trading markets. We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We expect listing of the notes on the NYSE to occur within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Currently, there is no public market for the notes. Certain of the underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making with respect to the notes at any time without notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

Settlement

We expect that the delivery of the notes will be made against payment therefor on or about November 24, 2026, which will be the tenth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of notes who wish to trade the notes prior to the date that is more than one business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the date that is more than one business day preceding the settlement date should consult their own advisor.

Other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us. Such underwriters and their affiliates have received, or will receive, customary fees, expenses and commissions for these activities and services. Affiliates of some of the underwriters are lenders under the Credit Facilities, for which these affiliates have been and will be paid customary fees.

Affiliates of J.P. Morgan Securities LLC are acting as financial advisor to Xodus in connection with the Acquisition and will receive fees in connection therewith.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise), including the Existing Notes, and/or persons and entities with relationships with us. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling restrictions

The notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

Note to Canadian residents

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Note to prospective investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the EU Prospectus Regulation.

Note to prospective investors in the United Kingdom

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is either one (or both) of: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no disclosure document required by DISC for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.

Note to prospective investors in Ireland

The notes may not be offered, sold, placed or underwritten and nothing may be done in Ireland in respect of the notes, otherwise than in conformity with the provisions of:

•

the EU Prospectus Regulation, Commission Delegated Regulation (EU) 2019/980, Commission Delegated Regulation (EU) 2019/979 and any Central Bank of Ireland rules issued and/or in force pursuant to Section 1363 of the Irish Companies Act;

•	the Irish Companies Act;

•

the European Union (Markets in Financial Instruments) Regulations 2017 (as amended) of Ireland or any rules or codes of conduct made thereunder and the provisions of the Investor Compensation Act 1998 of Ireland (as amended);

•

Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (as amended), the European Union (Market Abuse) Regulations 2016 of Ireland (as amended) and any Central Bank of Ireland rules issued and / or in force pursuant to Section 1370 of the Irish Companies Act;

•	the PRIIPs Regulation; and

•	the Central Bank Acts 1942 to 2018 of Ireland (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 of Ireland.

Notice to prospective investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes.

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in Hong Kong

This prospectus supplement and the accompanying prospectus do not constitute nor are they intended to be an offer or invitation to the public in Hong Kong to acquire the notes. The notes have not been and may not and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been, may be or will be issued or has been, may be or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571. Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed, endorsed or approved by any Hong Kong regulatory authorities, including the Securities and Futures Commission and the Companies Registry of Hong Kong and neither have they been nor will they be registered with the Registrar of Companies in Hong Kong. The notes may not be offered for subscription to members of the public in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that such person is aware of the restriction on offers of the notes described in this prospectus supplement, the accompanying prospectus and the relevant offering documents and that such person is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to it/him/her and the jurisdiction(s) where such person or its/his/her assets are located.

Notice to prospective investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”). Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Korea

The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The notes have not been listed on any of the securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to the requirements under the FETL) in connection with the purchase of the notes. By the purchase of the notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the notes pursuant to the applicable laws and regulations of Korea.

Notice to prospective investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to prospective investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre and Abu Dhabi Global Market). Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre and Abu Dhabi Global Market) and is not intended to be a public offer.

This prospectus supplement is not intended to constitute a public offer of securities in the United Arab Emirates in accordance with Federal Decree-Law No. 32 of 2021 on Commercial Companies (as amended) or otherwise and further is not intended to constitute an offer or promotion in the United Arab Emirates in accordance with the Securities and Commodities Authority’s rules and regulations governing the promotion and introduction of securities (as amended) (whether by a foreign issuer, as defined therein, or otherwise).

This prospectus supplement, and the issue or transfer of any securities related to it, is not intended to constitute a financial promotion, an offer, sale or delivery of securities under the Dubai International Financial Centre Markets Law (Law No. 1 of 2012, as amended) (the “Markets Law”) or under the Markets Rules of the Dubai Financial Services Authority (the “Markets Rules”) or any other laws and regulations of the Dubai International Financial Centre.

This prospectus supplement, and the issue or transfer of any securities related to it, is not intended to constitute a financial promotion, offer, sale or delivery of securities under the Abu Dhabi Global Market’s Financial Services and Markets Regulations 2015 (as amended) (the “Markets Regulations”) or under the Markets Rules of the Financial Services Regulatory Authority (the “ADGM Markets Rules”) or any other laws and regulations of the Abu Dhabi Global Market.

This prospectus supplement, and the issue or transfer of any securities related to it, has not been reviewed, approved or licensed by or filed or registered with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Dubai Financial Services Authority, the Financial Services Regulatory Authority or any other licensing authority in the United Arab Emirates (including in any free zones established or operating in the United Arab Emirates).

Legal matters

The validity of the notes and the guarantees will be passed upon for us as to Irish law by Matheson LLP and as to U.S. and English law by Jones Day. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon certain matters for the underwriters.

Experts

The consolidated financial statements of STERIS plc appearing in STERIS plc’s Annual Report (Form 10-K) for the year ended March 31, 2026, and the effectiveness of STERIS plc’s internal control over financial reporting as of March 31, 2026 (excluding the internal control over financial reporting of the businesses that were acquired during the year ended March 31, 2026, which are included in the fiscal 2026 consolidated financial statements of the Company, but excluded from management’s assessment of and conclusion on the effectiveness of internal control over financial reporting), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of STERIS plc’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the businesses that were acquired during the year ended March 31, 2026 from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

STERIS PLC

Debt Securities

Guarantees of Debt Securities

Ordinary Shares

Preferred Shares

Warrants

Units

STERIS Irish FinCo Unlimited Company

Debt Securities

Guarantees of Debt Securities

STERIS Corporation

STERIS Limited

Guarantees of Debt Securities

STERIS plc, or any of its subsidiaries listed above, may from time to time offer and sell any of the securities identified above, or any combination thereof, in each case, in one or more series and in one or more offerings.

STERIS plc or any of its subsidiaries listed above will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

STERIS plc or any of its subsidiaries listed above may sell these securities on a continuous or delayed basis, directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Investing in any of our securities involves risk. Please read carefully the section entitled “Risk Factors” on page 8 of this prospectus and any risk factors set forth in the applicable prospectus supplement and in the information included and incorporated by reference in this prospectus.

STERIS plc’s ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “STE.” If STERIS plc or any of its subsidiaries listed above decide to seek a listing of any securities offered by this prospectus, it will disclose the exchange or market on which the securities will be listed, if any, or where it has made an application for listing, if any, in one or more supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2026.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the following securities in one or more offerings at prices and on other terms to be determined at the time of offering:

•	senior unsecured debt securities of STERIS plc or STERIS Irish FinCo Unlimited Company (“debt securities”), which may be either guaranteed or not guaranteed;

•	guarantees of debt securities by STERIS plc, STERIS Irish FinCo Unlimited Company, STERIS Corporation and STERIS Limited (“guarantees”);

•	preferred shares, par value $0.001 per share, of STERIS plc (“preferred shares”);

•	ordinary shares, par value $0.001 per share, of STERIS plc (“ordinary shares”);

•	warrants to purchase debt securities, ordinary shares or preferred shares of STERIS plc (“warrants”); or

•

units comprising two or more of the debt securities (including any applicable guarantees), preferred shares, ordinary shares and warrants, in any combination listed on the cover page of this prospectus (“units”).

This prospectus provides you with a general description of the securities we may offer. Each time we sell such securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

STERIS plc is the parent company of the STERIS group of companies. Unless otherwise stated or the context otherwise requires, in this prospectus we use the terms:

•	“STERIS plc” to refer to STERIS plc, a public limited company incorporated under the laws of Ireland, and not any of its subsidiaries;

•

“STERIS Irish FinCo” to refer to STERIS Irish FinCo Unlimited Company, a public unlimited company incorporated under the laws of Ireland, and not any of its subsidiaries. STERIS Irish FinCo is an indirect wholly owned subsidiary of STERIS plc;

•	“STERIS Corporation” to refer to STERIS Corporation, an Ohio corporation, and not any of its subsidiaries. STERIS Corporation is an indirect wholly owned subsidiary of STERIS plc;

•

“STERIS Limited” to refer to STERIS Limited, a private limited company incorporated under the laws of England and Wales, and not any of its subsidiaries. STERIS Limited is an indirect wholly owned subsidiary of STERIS plc;

•	“STERIS,” “we,” “us,” “our” or other similar terms to refer to STERIS plc, together with its consolidated subsidiaries, including STERIS Irish FinCo, STERIS Corporation and STERIS Limited; and

•

the “securities” to refer collectively to the debt securities, ordinary shares, preferred shares, warrants and units offered by STERIS plc, the debt securities offered by STERIS Irish FinCo, and the guarantees offered by STERIS plc, STERIS Irish FinCo, STERIS Corporation and STERIS Limited.

Notice to Prospective Investors in the European Economic Area

This prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”) or any legislation, regulations or rules of the European Union, Ireland or any other member state of the European Economic Area (the “EEA”) implementing the EU Prospectus Regulation, and has not been, and will not be, reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the EEA for the purposes of the EU Prospectus Regulation. This prospectus has been prepared on the basis that any offer of securities in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of securities.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The debt securities and units comprising debt securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the debt securities or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the debt securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus is not a prospectus for the purposes of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook of the United Kingdom Financial Conduct Authority. This prospectus has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exception from the prohibition on offers of securities to the public under the POATRs.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The debt securities and units comprising debt securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a “retail investor” means a person who is either one (or both) of: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the debt securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the debt securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). STERIS plc files annual, quarterly and current reports, proxy statements and other information with the SEC. STERIS plc’s SEC filings are available over the Internet at the SEC’s website at www.sec.gov.

We make available, free of charge, on the Investor Relations page of our website at www.sterisplc.gcs-web.com/investor-relations, STERIS plc’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

You will find additional information about us in the registration statement of which this prospectus forms a part. This prospectus and any prospectus supplement do not contain all of the information in the registration statement. Other documents establishing the terms of the securities offered are or may be filed as exhibits to the registration statement or documents incorporated by reference therein. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement may be obtained through the SEC’s or our websites, as provided above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus:

•	STERIS plc’s Annual Report on Form 10-K for the year ended March 31, 2026, filed with the SEC on May 29, 2026;

•

STERIS plc’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 7, 2026, and for the quarter ended September 30, 2026, filed with the SEC on November 5, 2026;

•	STERIS plc’s Current Reports on Form 8-K, filed with the SEC on April 6, 2026, May 7, 2026 (Item 5.02, as amended), August 5, 2026 (Item 2.05), August 6, 2026, October 13, 2026 and November 4, 2026;

•

the description of ordinary shares contained in STERIS plc’s Registration Statement on Form 8-A filed with the SEC on March  27, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.5 to STERIS plc’s Annual Report on Form 10-K for the year ended March 31, 2026, filed with the SEC on May 29, 2026.

We do not and will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports. You may obtain copies of these filings without charge by accessing these documents on the Investor Relations page of our website at www.sterisplc.gcs-web.com/investor-relations or by requesting the filings in writing or by telephone at the following address and telephone number.

STERIS

Investor Relations

5960 Heisley Road

Mentor, Ohio 44060

Telephone Number: +1 440 354 2600

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements speak only as to the date the statement is made and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “orders,” “backlog,” “comfortable,” “trend” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are based on our management’s current expectations, estimates or forecasts about our businesses, the industries in which we operate and current beliefs and assumptions of management and are subject to uncertainty and changes in circumstances. Readers of this prospectus should understand that these statements are not guarantees of performance or results. Many factors could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, those set forth in this prospectus. No assurances can be provided as to any result or the timing of any outcome regarding matters described in STERIS’s securities filings or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. Unless legally required, STERIS does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

•

the impact on STERIS and its operations of any legislation, regulations or orders, including but not limited to any new trade policies, regulations or orders, that may be implemented by the U.S. administration or Congress, or of any responses thereto by non-U.S. governments;

•

operating costs, pressure on pricing (including, without limitation, as a result of inflation), Customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, Customers, clients or suppliers) being greater than expected and leading to erosion of profit margins;

•

the potential of international unrest, military conflicts, economic downturns, currency fluctuations and cybersecurity events and any resulting effects on STERIS’s anticipated growth, performance or other results;

•	changes in healthcare policy or government or other third-party payor reimbursement levels;

•

the possibility that compliance with laws, court rulings, certifications, regulations, or other regulatory actions, or the outcome of any pending or threatened litigation, may delay, limit or prevent new product or service introductions, impact production, supply and/or marketing of existing products or services, result in uncovered costs, or otherwise affect STERIS’s performance, results, prospects or value;

•

changes in tax laws or interpretations or the adoption of certain income tax treaties in jurisdictions where we operate that could increase our consolidated tax liabilities, including changes in tax laws that would result in STERIS being treated as a U.S. resident for U.S. federal tax purposes, or the impact of tariffs and/or other trade barriers as a result of STERIS’s corporate structure;

•

the impacts of increasing consolidation and competition within our industry, which may exert pressure on our pricing or manufacturing strategy or lead to decreasing demand for our products and services;

•

the effects on our operations resulting from labor-related issues, such as strikes, unsuccessful union negotiations and other workforce disruptions or from our inability to recruit or retain management and other personnel;

•	the level of STERIS’s indebtedness limiting financial flexibility or increasing future borrowing costs;

•

the effects of changes in credit availability and pricing, as well as the ability of STERIS and STERIS’s Customers and suppliers to adequately access the credit markets, on favorable terms or at all, when needed;

•

the possibility that anticipated financial results, anticipated revenues, productivity improvements, cost savings, growth synergies, and other anticipated benefits of acquisitions, restructuring efforts, and divestitures will not be realized or will be less than anticipated due to unknown or inestimable liabilities, impairments, or increases in expected integration costs or difficulties in connection with the integration of acquired businesses;

•

the possibility that expectations about the benefits, charges and cash expenditures from the new Center of Excellence in North Carolina and the related facility consolidation plan may not be accurate or realized on anticipated timelines, or at all;

•

the risk that regulatory approvals that are required to complete the acquisition of Xodus Medical, Inc. (the “Acquisition”) may not be received, may take longer than expected or may impose adverse conditions and STERIS’s ability to complete the Acquisition on the expected timeline, or at all;

•

the risk that the cost savings, tax benefits and other synergies expected from the Acquisition may not be realized or may take longer to realize than expected, including that the Acquisition may not be accretive or produce the expected cash tax benefits within the expected timeframe or to the extent anticipated; and

•	other risks described in STERIS plc’s most recent Annual Report on Form 10-K and other reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements included in this prospectus, which speak only as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law. This cautionary statement is applicable to all forward-looking statements contained in this prospectus.

CORPORATE INFORMATION

STERIS plc is a public limited company incorporated under the laws of Ireland. It became the parent company of the STERIS group of companies on March 28, 2019, in connection with a redomiciliation from the United Kingdom to Ireland. STERIS plc’s principal executive office is located in Dublin, Ireland and STERIS’s primary administrative offices are located in Mentor, Ohio (U.S.).

STERIS Irish FinCo is a public unlimited company incorporated under the laws of Ireland. STERIS Corporation is an Ohio corporation incorporated under the laws of the State of Ohio. STERIS Limited is a private limited company incorporated under the laws of England and Wales. Each of STERIS Irish FinCo, STERIS Corporation and STERIS Limited is an indirect wholly owned subsidiary of STERIS plc. See “About This Prospectus,” “Where You Can Find More Information” and “Information We Incorporate by Reference.”

STERIS is a leading global provider of products and services that support patient care with an emphasis on infection prevention. WE HELP OUR CUSTOMERS CREATE A HEALTHIER AND SAFER WORLD by providing innovative healthcare and life science products and services around the globe. We offer our Customers a unique mix of innovative products and services. These include: (i) consumable products, such as detergents, endoscopy accessories, barrier products, instruments and tools; (ii) services, including equipment installation and maintenance, microbial reduction of medical devices, instrument and scope repair, laboratory testing, and outsourced reprocessing; (iii) capital equipment, such as sterilizers, surgical tables, and automated endoscope reprocessors; and (iv) connectivity solutions, such as operating room integration.

STERIS plc’s ordinary shares are listed on the NYSE, trading under the symbol “STE.” Certain senior notes issued by STERIS Irish FinCo are listed on the NYSE, trading under the symbols STE/31 and STE/51.

STERIS plc’s registered office is located at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, D02 R296, main telephone number is +353 1 232 2000, and website address is www.steris.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus.

RISK FACTORS

Investing in any of our securities involves risk. Prior to making a decision about investing in any of our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in STERIS plc’s most recent Annual Report on Form 10-K filed with the SEC, as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which have been or will be incorporated by reference into this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition, and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to which this prospectus relates for general corporate purposes. These purposes may include, but are not limited to:

•	reduction, repayment or refinancing of outstanding indebtedness or other obligations;

•	repurchase or redemption of securities;

•	additions to working capital;

•	capital expenditures;

•	acquisitions; and

•	strategic investments.

Pending any specific application, we may initially invest funds in short-term, interest-bearing obligations or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities that STERIS plc and STERIS Irish FinCo may issue. The particular terms of the debt securities offered will be set forth in a prospectus supplement, which will also describe the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

STERIS plc may issue debt securities under an indenture (the “STERIS plc indenture”) among STERIS plc, as issuer, the applicable guarantors, if any, and U.S. Bank Trust Company, National Association (“U.S. Bank”) as trustee. The debt securities issued under the STERIS plc indenture will be direct, senior unsecured obligations of STERIS plc and will rank equally with all of STERIS plc’s other senior unsecured indebtedness.

STERIS Irish FinCo may issue debt securities under that certain indenture, dated as of April 1, 2021 (the “STERIS Irish FinCo indenture”), among STERIS Irish FinCo, as issuer, the guarantors party thereto and U.S. Bank (successor in interest to U.S. Bank National Association), as trustee, as it may be amended or supplemented from time to time. The debt securities issued under the STERIS Irish FinCo indenture will be direct, senior unsecured obligations of STERIS Irish FinCo and will rank equally with all of STERIS Irish FinCo’s other senior unsecured indebtedness. Each of the STERIS plc indenture and the STERIS Irish FinCo indenture is referred to in this section as an “indenture.”

Each indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following description of general terms and provisions relating to the debt securities and each indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable indenture.

A copy of the STERIS plc indenture, and any applicable supplement thereto, will be filed with the SEC upon the issuance of debt securities, and you should read the STERIS plc indenture, and any applicable supplements thereto, for provisions that may be important to you. A copy of the STERIS Irish FinCo indenture is filed as Exhibit 4.2 hereto, and any applicable supplement thereto will be filed with the SEC upon the issuance of debt securities, and you should read the STERIS Irish FinCo indenture, and any applicable supplements thereto, for provisions that may be important to you. For more information on how you can obtain a copy of an indenture or applicable supplements to an applicable indenture, if and when filed, see “Where You Can Find More Information.”

When we refer to “we,” “us,” or “our” in this section, we mean STERIS plc or STERIS Irish FinCo, excluding, unless the context otherwise requires or as otherwise expressly stated, other subsidiaries of STERIS plc.

General

The terms of each series of debt securities will be established by or pursuant to one or more resolutions of the board of directors of STERIS plc or STERIS Irish FinCo or committees established by such board of directors, and set forth or determined in the manner provided in such resolutions, a supplemental indenture or an officers’ certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

Each of STERIS plc and STERIS Irish FinCo can issue an unlimited amount of debt securities under the applicable indenture that may be in one or more series. Debt securities may differ between series with respect to any matter, but all series of debt securities issued under an indenture will be equally and ratably entitled to the benefits of the indenture. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the name of the issuer of the debt securities and the names of any guarantors providing guarantees;

•	the title of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the series of debt securities will be issued;

•	any limit upon the aggregate principal amount of the series of debt securities;

•	the date or dates on which the principal and premium, if any, of the series of debt securities is payable;

•

the rate or rates (which may be fixed or variable) per annum at which the series of debt securities will bear interest or the manner of calculation of such rate or rates, if any (including any procedures to vary or reset such rate or rates), and the basis upon which interest will be calculated if other than that of a 360 day year of twelve 30-day months;

•

the date or dates from which such interest will accrue, the date or dates on which such interest will commence and be payable and the regular record date for the determination of holders of the series of debt securities to whom interest is payable on any such interest payment dates;

•	any trustees, authenticating agents or paying agents with respect to the series of debt securities;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the series of debt securities may be redeemed, in whole or in part, at STERIS plc’s or STERIS Irish FinCo’s option;

•

any obligation STERIS plc or STERIS Irish FinCo may have to redeem, purchase or repay the series of debt securities pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder of the series of debt securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series will be redeemed, repurchased or repaid, in whole or in part, pursuant to such obligation;

•

the form of the series of debt securities and whether the series of debt securities will be issuable as global debt securities and any appropriate legends if the debt securities are discount securities;

•

the denominations in which the series of debt securities will be issued, provided however, that any series of debt securities of STERIS Irish FinCo shall only be offered or allotted in minimum denominations per unit, or for a minimum total consideration per investor, of at least €100,000 (or, if offered in another currency, the equivalent thereof) or as otherwise permitted by section 68(3) of the Companies Act 2014 of Ireland, as amended;

•	the currency or currencies in which payment of principal of, premium, if any, and interest on, the series of debt securities will be payable;

•

if the principal amount payable at the maturity date of the series of debt securities will not be determinable as of any one or more dates prior to such maturity date, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the maturity date or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•	the terms of any repurchase or remarketing rights;

•

if the debt securities of the series will be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•

with respect to the STERIS plc indenture, whether the securities of the series will be convertible into or exchangeable for other securities, shares of STERIS plc or other securities of any kind of STERIS plc or another obligor, and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or STERIS plc’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described therein;

•	the portion of principal amount of the series of debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount thereof;

•

any additional restrictive covenants or events of default that apply to the series of debt securities and the rights of the trustee or the requisite holders of the series of debt securities to declare the principal amount thereof due and payable;

•	any provisions granting special rights to holders when a specified event occurs;

•

the manner in which the amounts of payment of principal, of any premium or interest, if any, on the series of debt securities will be determined, if such amounts may be determined by reference to an index pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities of a series, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•

whether the series of debt securities will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on which they will be sold;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than those appointed in the indenture;

•

any provisions relating to conversion of the series of debt securities (including price, period, whether such conversion is mandatory or is at the option of the holders or at STERIS plc’s or STERIS Irish FinCo’s option, events requiring an adjustment of conversion price, and provisions affecting conversion of the series of debt securities redeemed); and

•	any other material terms of the series of debt securities.

In addition, neither indenture will limit STERIS plc’s or STERIS Irish FinCo’s ability to issue subordinated debt securities.

Each of STERIS plc and STERIS Irish FinCo may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary (the “Depositary”), or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the applicable indenture. No service charge will be made for any transfer or exchange of certificated debt securities (except as expressly permitted under the indenture), but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange will be required.

You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by STERIS plc or STERIS Irish FinCo, as applicable, of the certificate to the new holder or the issuance by STERIS plc or STERIS Irish FinCo, as applicable, of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with the Depositary or a nominee of the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

The Depositary has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

As a result, each investor who owns a beneficial interest in a global debt security must rely on the procedures of the Depositary to exercise any rights of a holder of debt securities under the applicable indenture (and, if the investor is not a participant or an indirect participant in the Depositary, on the procedures of the Depositary participant through which the investor owns its interest).

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the applicable indenture will provide that each of STERIS plc and STERIS Irish FinCo, as applicable, the trustee and their respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to such global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the applicable indenture.

Each of STERIS plc and STERIS Irish FinCo, as applicable, will make payments of principal of, and premium and interest, if any, on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. None of STERIS plc and STERIS Irish FinCo, as applicable, the trustee and any other agent of theirs or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, premium or interest, if any, on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Cross-market transfers between the Depositary participants, on the one hand, and Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”) participants, on the other hand, will be effected within the Depositary through the Depositary participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global debt security held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its depositary at the Depositary to take action to effect final settlement by delivering or receiving interests in the relevant global debt securities in the Depositary, and making or receiving payment under normal procedures for same-day funds settlement applicable to the Depositary. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries at the Depositary that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global debt security from a Depositary participant will be credited on the business day for Euroclear or Clearstream immediately following the Depositary settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global debt security to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the Depositary settlement date.

The Depositary, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in global debt securities among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by the Depositary, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Each of STERIS plc and STERIS Irish FinCo, as applicable, will issue certificated debt securities in exchange for each applicable global debt security only if (i) the Depositary notifies them that it is unwilling or unable to continue as Depositary for such global debt security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, STERIS plc or STERIS Irish FinCo, as applicable, fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) STERIS plc or STERIS Irish FinCo, as applicable, executes and delivers to the trustee an officers’ certificate to the effect that such global debt security shall be so exchangeable. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but neither we, the trustee nor any underwriters, dealers or agents take responsibility for the accuracy of this information.

Regarding the Trustee

Each of STERIS plc and STERIS Irish FinCo may have commercial deposits and custodial arrangements with U.S. Bank and may have borrowed money from U.S. Bank in the normal course of business. Each of STERIS plc and STERIS Irish FinCo may enter into similar or other banking relationships with U.S. Bank in the future in the normal course of business. U.S. Bank has acted and may also act in the future as trustee with respect to other debt securities STERIS plc or STERIS Irish FinCo, or both of them, have issued.

U.S. Bank will be serving as the trustee under each indenture. Consequently, if an actual or potential event of default occurs with respect to the debt securities, U.S. Bank may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, U.S. Bank may be required to resign under one or more indentures, and each of STERIS plc and STERIS Irish FinCo, as applicable, and, if applicable, any guarantors, would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, the debt securities will be guaranteed, jointly and severally, by each of the guarantors named in such prospectus supplement on a senior unsecured basis. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the terms and provisions of STERIS plc’s share capital. The rights of STERIS plc shareholders are governed by the laws of Ireland and STERIS plc’s memorandum and articles of association, as amended from time to time (the “STERIS Constitution”). This summary is qualified by reference to STERIS plc’s governing corporate instruments to which we have referred you and applicable provisions of Irish law. To obtain a copy of the STERIS Constitution, see “Where You Can Find More Information.” When we refer to “we,” “us,” or “our” in this section, we mean STERIS plc, excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

Capital Structure

The rights of and restrictions applicable to the shares in the capital of STERIS plc are prescribed in the STERIS Constitution, subject to the Companies Act 2014 of Ireland, as amended (the “Irish Companies Act”).

Authorized Share Capital

STERIS plc has an authorized share capital of: (i) $550,000 divided into (a) 500,000,000 ordinary shares of $0.001 each and (b) 50,000,000 preferred shares of $0.001 each; and (ii) €25,000 divided into 25,000 deferred ordinary shares of €1.00 each.

Under the STERIS Constitution, the ordinary shares entitle the holders thereof: (i) to one vote per ordinary share held; (ii) to receive dividends declared on the ordinary shares pro rata to their respective shareholdings; and (iii) to participate in the surplus assets of STERIS plc available for distribution on a winding-up pro rata to their respective shareholdings. The rights attaching to the ordinary shares may be made subject to the preferential rights of preferred shares in issue from time to time. Currently, there are no preferred shares in issue.

Under the STERIS Constitution, the preferred shares may be designated into one or more classes or series, with such voting power, full or limited, or no voting power, and such designations, preferences and other special rights (including as to dividends and participation in the surplus assets of STERIS plc available for distribution on a winding-up) as the board of directors of STERIS plc (the “Board”) may determine.

The 25,000 deferred ordinary shares of €1.00 each listed above were issued in order to satisfy the minimum statutory capital requirements for all Irish public limited companies on incorporation. Any holder of these deferred ordinary shares: (i) is not entitled to receive notice of, attend, speak or vote at, any general meeting of STERIS plc, (ii) is not entitled to receive any dividend or other distribution declared, made or paid by STERIS plc; and (iii) has no effective rights to participate in a distribution of the assets of STERIS plc on a winding-up – see below under “Duration; Dissolution; Rights upon Liquidation.”

The authorized share capital may be increased or reduced by a resolution passed by at least a majority of the votes cast, in person or by proxy, by STERIS plc shareholders at a general meeting, referred to under Irish law as an “ordinary resolution.”

Under Irish law, subject to the directors having a current authorization from the STERIS plc shareholders to do so, the Board may issue, and grant rights to acquire, shares up to the maximum amount of STERIS plc’s authorized but unissued share capital. Such authorization may be given by ordinary resolution passed by the STERIS plc shareholders at a general meeting, and may be given for a maximum period of five years, at which point it must be renewed by a further ordinary resolution. The Board has a current authorization from the STERIS plc shareholders, which was given by ordinary resolution passed at the 2026 annual general meeting, to issue, or grant rights to acquire, up to 19,491,536 ordinary shares (representing approximately 20% of STERIS plc’s issued ordinary share capital as of June 2, 2026), with such authority expiring on the earlier of: (i) the date of STERIS plc’s next annual general meeting; and (ii) October 31, 2027, unless previously renewed, varied or revoked. The Board does not have a current authorization from the STERIS plc shareholders to issue, or grant rights to acquire, any preferred shares.

Irish law does not recognize fractional shares held of record. Accordingly, the STERIS Constitution does not provide for the issuance of fractional ordinary shares, and our official Irish share register does not reflect any fractional shares.

Under the STERIS Constitution, subject to the requirements of Irish law (including that the directors have a current authorization from the STERIS plc shareholders to do so), the Board (or an authorized committee of the Board) has the power to issue, reclassify, grant options over or otherwise dispose of shares in the capital of STERIS plc to such persons, on such terms and conditions and at such times as they consider to be in the best interests of STERIS plc and its shareholders.

Preemptive Rights

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. Such preemption rights may be disapplied by a resolution passed by at least 75% of the votes cast, in person or by proxy, by STERIS plc shareholders at a general meeting, referred to under Irish law as a “special resolution.” Such disapplication may be given for a maximum period of five years, at which point it must be renewed by a further special resolution. If such statutory preemption rights are not disapplied, any shares which the Board proposes to issue for cash must first be offered to existing shareholders of STERIS plc on a pro rata basis to their existing shareholdings before the shares may be issued to any new shareholders.

The STERIS plc shareholders have, by special resolution which was passed at the 2026 annual general meeting, resolved to disapply statutory preemption rights in respect of up to 19,491,536 ordinary shares (representing approximately 20% of STERIS plc’s issued ordinary share capital as of June 2, 2026) which the directors are authorized to issue, with such disapplication expiring on the earlier of: (i) the date of STERIS plc’s next annual general meeting; and (ii) October 31, 2027, unless previously renewed, varied or revoked.

Statutory preemption rights do not apply: (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition); (ii) to the issue of non-equity shares (i.e., shares that have the right to participate only up to a specified amount in any income or capital distribution); or (iii) where shares are issued pursuant to an employee share option scheme or similar equity plan.

Dividends and Distributions

Under Irish law, STERIS plc may only declare and pay dividends and make other distributions out of distributable profits. “Distributable profits” are the accumulated realized profits of STERIS plc that have not previously been utilized in a distribution or capitalization less the accumulated realized losses of STERIS plc that have not previously been written off in a reduction or reorganization of capital, and include reserves created by way of a reduction of capital. In addition, no dividend may be paid or other distribution may be made by STERIS plc unless the net assets of STERIS plc are equal to, or exceed, the aggregate of STERIS plc’s called-up share capital plus its undistributable reserves and the dividend or other distribution does not reduce STERIS plc’s net assets below such aggregate. Undistributable reserves include a company’s undenominated capital, its capital redemption reserve fund and the amount by which its accumulated unrealized profits that have not previously been utilized by any capitalization exceed its accumulated unrealized losses that have not previously been written off in a reduction or reorganization of capital.

The determination as to whether STERIS plc has sufficient distributable profits to fund a dividend or other distribution must be made by reference to its relevant financial statements. STERIS plc’s “relevant financial statements” are either: (i) its last set of audited entity financial statements prepared in accordance with the requirements of the Irish Companies Act and laid before STERIS plc shareholders at a general meeting; or (ii) to the extent that such financial statements do not show sufficient distributable profits to cover the amount of a proposed dividend or other distribution, interim entity financial statements prepared in accordance with the requirements of the Irish Companies Act (save they do not require to be audited) which are sufficient to enable a reasonable judgment to be made as to STERIS plc’s distributable profits and which have been filed with the Irish Companies Registration Office.

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the STERIS Constitution. The STERIS Constitution authorizes the Board to pay such interim dividends (without shareholder approval) as they consider to be justified by the distributable profits of STERIS plc. The Board may also recommend a dividend to be approved and declared by ordinary resolution passed by the STERIS plc shareholders at a general meeting, provided no such dividend may exceed the amount recommended by the Board. The STERIS Constitution provides that dividends may be paid in cash and, in the case of dividends declared by the shareholders, may also be satisfied by the distribution of assets (including paid-up shares or securities of any other body corporate).

The STERIS Constitution provides that, except as otherwise provided by the rights attached to a share, all shares will carry a pro rata entitlement to the receipt of dividends. Unless provided for by the rights attached to a share, no dividend or other monies payable by STERIS plc in respect of a share shall bear interest.

The STERIS Constitution provides that all unclaimed dividends may be invested or otherwise made use of by the Board for the benefit of STERIS plc until claimed, and the payment by STERIS plc of any unclaimed dividend into a separate account shall not constitute STERIS plc a trustee in respect of it. A dividend that remains unclaimed for a period of twelve years after the payment date will be forfeited and will revert to STERIS plc.

Share Repurchases, Redemptions and Treasury Shares

Repurchases and Redemptions

Under Irish law, a public limited company may acquire its own shares by: (i) on-market purchase on a recognized stock exchange, which includes the NYSE; or (ii) off-market purchase (i.e., otherwise than on a recognized stock exchange).

For STERIS plc to make on-market purchases of its shares, STERIS plc shareholders must provide general authorization to STERIS plc to do so by way of an ordinary resolution. For so long as a general authority is in force, no additional shareholder authority for a particular on-market purchase is required. Such authority can be given for a maximum period of five years before it requires to be renewed and must specify: (i) the maximum number of shares that may be purchased; and (ii) the maximum and minimum prices that may be paid for the shares by specifying particular sums or providing a formula.

For an off-market purchase, the proposed purchase contract must be authorized by special resolution passed by the STERIS plc shareholders before the contract is entered into.

Separately, a company may acquire redeemable shares by redemption (as opposed to purchase) once permitted to do so by its constitution (without the requirement for additional shareholder authority).

The STERIS Constitution provides that, unless the Board determines to treat such acquisition as a purchase for the purposes of the Irish Companies Act, an ordinary share shall be automatically deemed to be a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between STERIS plc (including any agent or broker acting on behalf of STERIS plc) and any person, pursuant to which STERIS plc acquires or agrees to acquire ordinary shares or interests therein, such that the acquisition of those ordinary shares will be effected as a redemption. If the STERIS Constitution did not contain such provision, the acquisition of ordinary shares by STERIS plc would need to be effected as an on-market purchase or an off-market purchase, as described above.

Under Irish law, the acquisition by STERIS plc of its own shares by purchase or redemption is required to be made out of: (i) distributable profits; or (ii) the proceeds of a new issue of shares made for the purpose of the redemption or purchase.

Treasury Shares

Under Irish law, repurchased and redeemed shares may be cancelled or held as treasury shares, provided that the aggregate nominal value of treasury shares held by STERIS plc at any time must not exceed 10% of STERIS plc’s company capital (consisting of the aggregate nominal value of its share capital plus share premium, plus certain other sums that may be credited as such).

STERIS plc cannot exercise any voting rights in respect of any treasury shares. Treasury shares can be held in treasury, may be re-issued on-market or off-market or cancelled. Depending on the circumstances of their acquisition, treasury shares may require to be cancelled after one or three years. The off-market re-issuance of treasury shares must be made pursuant to a valid and subsisting shareholder authority granted by special resolution passed by STERIS plc shareholders setting the maximum and minimum prices at which such shares may be re-issued.

Purchases by Subsidiaries

Under the Irish Companies Act, a subsidiary of STERIS plc may purchase STERIS plc shares either on-market or off-market, provided such purchases are authorized by the STERIS plc shareholders, as described above. The redemption option is not available to a subsidiary of STERIS plc.

STERIS plc shares held by STERIS plc’s subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% described above. While a subsidiary holds any STERIS plc shares, it cannot exercise voting rights in respect of those shares. The acquisition of STERIS plc shares by a subsidiary must be funded out of distributable profits of the subsidiary.

Consolidation, Division and Subdivision

Under the Irish Companies Act, STERIS plc may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares, or subdivide its shares, or any of them, into shares of a smaller nominal value.

Reduction of Capital

Under the STERIS Constitution, STERIS plc may reduce its company capital in any way it thinks expedient as permitted by the Irish Companies Act. Any such reduction of capital requires to be approved by special resolution passed by STERIS plc shareholders at a general meeting and confirmed by the High Court of Ireland (the “Irish High Court”).

Lien on Shares, Calls on Shares and Forfeiture of Shares

The STERIS Constitution provides that STERIS plc will have a first and paramount lien on each issued share that is not a fully paid-up share for an amount equal to the unpaid portion. Subject to the terms of their allotment, the Board may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. STERIS plc will not have a lien on any fully paid-up shares. These provisions are customary in the constitution of an Irish public limited company.

General Meetings of Shareholders

Annual General Meetings

Under Irish law, STERIS plc is required to hold an annual general meeting in each calendar year at intervals of no greater than 15 months from the previous annual general meeting and no more than nine months after its financial year-end date (which is currently March 31).

In addition to any SEC mandated resolutions and any shareholders’ resolutions properly proposed in accordance with the provisions of the STERIS Constitution, under the Irish Companies Act the business of STERIS plc’s annual general meeting is required to include: (i) the consideration of STERIS plc’s statutory financial statements; (ii) a review by the shareholders of STERIS plc’s affairs; (iii) the election and reelection of directors in accordance with the STERIS Constitution; (iv) the appointment or reappointment of the Irish statutory auditors; (v) the authorization of the Board to approve the remuneration of the statutory auditors; and (vi) if relevant, the declaration of dividends by STERIS plc shareholders (but not including any interim dividends resolved to be paid by the Board).

Extraordinary General Meetings

Under Irish law, all general meetings other than annual general meetings are called extraordinary general meetings.

Extraordinary general meetings may be convened: (i) by the Board whenever they think fit; (ii) by the Board on the requisition of STERIS plc shareholders holding not less than 10% of the paid-up share capital of STERIS plc carrying voting rights, and, if the Board defaults, by the requisitioning shareholders themselves; (iii) by shareholders holding not less than 50% of the paid-up share capital of STERIS plc carrying voting rights; and (iv) in exceptional cases, by order of the Irish High Court.

Notice of General Meetings

The STERIS Constitution requires that an annual general meeting shall be convened by not less than 21 clear days’ and no more than 60 clear days’ notice. The STERIS Constitution requires that, subject to the Irish Companies Act, all extraordinary general meetings shall be convened by not less than 14 clear days’ and no more than sixty clear days’ notice. Under the Irish Companies Act, at least 21 clear days’ notice is required to convene an extraordinary general meeting at which a special resolution is to be proposed. “Clear days” means calendar days and excludes: (i) the day on which the notice is given or deemed to be given; and (ii) the day for which the notice is given or on which it is to take effect.

Serious Loss of Capital

Under Irish law, if the directors of STERIS plc become aware that STERIS plc’s net assets are half or less of the amount of STERIS plc’s called-up share capital, they are required to convene an extraordinary general meeting of STERIS plc not later than 28 days after the earliest day on which that fact is known to any director (the “relevant day”) for the purpose of considering whether any, and if so what, measures should be taken to deal with the situation. The general meeting must be convened for a date not later than 56 days from the relevant day.

Quorum for Meetings of Shareholders

The STERIS Constitution provides that no business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. A quorum comprises STERIS plc shareholders, represented in person or by proxy, who together are entitled to cast at least the majority of the voting rights of all the STERIS plc shareholders entitled to vote at the relevant general meeting on a poll.

Voting Rights

Under the STERIS Constitution, each holder of the ordinary shares is entitled to one vote for each ordinary share that he or she holds as of the record date for the relevant general meeting. The deferred ordinary shares do not carry any voting rights. Under Irish law, no voting rights may be exercised in respect of any shares held by STERIS plc as treasury shares. Any shares held by STERIS plc’s subsidiaries will count as treasury shares for this purpose, and, therefore, such subsidiaries may not exercise any voting rights in respect of those shares.

All resolutions at an annual general meeting or other general meeting will be decided on a poll. Except where a greater majority is required by the Irish Companies Act or otherwise prescribed by the STERIS Constitution, any question, business or resolution proposed at any general meeting shall be decided by an “ordinary resolution” (which must be approved by at least a majority of the votes cast, in person or by proxy, by STERIS plc shareholders at a general meeting). Under the Irish Companies Act, certain matters require “special resolutions” (which must be approved by at least 75% of the votes cast, in person or by proxy, by STERIS plc shareholders at a general meeting). An ordinary resolution is needed (among other matters) to appoint directors at a general meeting, to remove a director, and to renew, vary or revoke the directors’ authority to issue shares. A special resolution is needed (among other matters) to amend a company’s constitution, to approve a change of a company’s name, to disapply statutory preemptive rights on share issuances for cash, to reduce a company’s share capital, and to re-register a public limited company as another company type (or vice versa).

The chairperson at a general meeting has a casting vote if equal votes are cast for and against a resolution on a poll.

Cumulative voting for the election of directors does not apply.

Shareholder Action by Written Consent

Under Irish law, a public limited company’s shareholders can pass a resolution by unanimous written consent.

Variation of Rights Attaching to a Class of Shares

Under the STERIS Constitution, any variation of class rights attaching to STERIS plc’s issued shares must be approved: (i) in writing by the holders of at least 75% of the issued shares of the affected class (excluding any shares held as treasury shares); or (ii) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Transactions

General

Under Irish law but subject to applicable U.S. securities laws and NYSE rules and regulations, where STERIS plc proposes to acquire another company, the approval of STERIS plc’s shareholders is generally not required unless the acquisition: (i) is effected as a statutory domestic merger by STERIS plc under the Irish Companies Act or a statutory cross-border merger with another company incorporated in the EEA under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 of Ireland, as amended; (ii) involves the issuance by STERIS plc of new shares or other securities carrying voting rights which would otherwise trigger the mandatory bid requirements under the Irish Takeover Panel Act 1997, Takeover Rules 2022, as amended (the “Irish Takeover Rules”) as described below – see “The Irish Takeover Rules and the Substantial Acquisition Rules”; (iii) involves the issuance of new shares or rights to subscribe for, or convert another security into, new shares, and STERIS plc has insufficient headroom in its authorized share capital or its directors do not have sufficient general shareholder authority to issue such shares or rights free from statutory preemption rights; and/or (iv) would constitute a “reverse takeover” under the Irish Takeover Rules. A “reverse takeover” means a transaction whereby STERIS plc acquires securities of another company or a business or assets of any kind and pursuant to which it is, or may be, obliged to increase by more than 100% its then existing issued share capital carrying voting rights.

Under Irish law, where another company proposes to acquire STERIS plc, the requirement for the approval of the shareholders of STERIS plc depends on the method of acquisition, as follows.

Takeover Offer

Under a takeover offer, a bidder will make a general offer to the target company shareholders to acquire their shares. The offer must be conditional on the bidder acquiring, or contracting to acquire (whether pursuant to the offer or otherwise) securities conferring more than 50% of the total voting rights of the target company, albeit the percentage will typically be set higher to enable the bidder to trigger statutory squeeze-out rights under Irish law and require any non-accepting shareholders to sell and transfer their shares to the bidder on the terms of the offer.

In the case of a takeover offer for STERIS plc, where a bidder has acquired or contracted to acquire not less than 80% of the shares (or relevant class of shares) to which the offer relates, the bidder may, under the Irish Companies Act, require any non-accepting shareholders to sell and transfer their shares of the same class on the terms of the offer. In such circumstances, a non-accepting shareholder has the right to apply to the Irish High Court for an order permitting him, or her, to retain his, or her, shares or to vary the terms of the offer as they pertain to him or her (including a variation such as to require payment of a cash consideration).

Statutory Scheme of Arrangement

Under Irish law, a statutory scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act is a procedure whereby the target company makes a proposal (i.e., the scheme) to its shareholders to: (i) transfer their shares to the bidder; or (ii) cancel their shares, in each case in exchange for the relevant consideration to be provided by the bidder, with the result that the bidder will become the 100% owner of the target company. A scheme requires the approval of a majority in number of the registered shareholders of each class of the target company’s shares affected, representing at least 75% of the shares of each class, present and voting, in person or by proxy, at a meeting of shareholders, together with the sanction of the Irish High Court.

Once approved by the requisite shareholder majority and sanctioned by the Irish High Court, all target company shareholders are bound by the terms of the scheme upon it becoming effective. Dissenting shareholders have the right to appear at the Irish High Court hearing and make representations in objection to the scheme.

Statutory Mergers

It is also possible for STERIS plc to be acquired by way of a statutory domestic merger or a statutory cross-border merger, as described above. Such mergers must be approved by a special resolution passed by STERIS plc shareholders at a general meeting and sanctioned by the Irish High Court. If the consideration proposed to be paid to shareholders is not all in the form of cash, dissenting shareholders may be entitled to require that their shares be acquired for cash.

Asset Sales/Business Combinations

The STERIS Constitution provides that an ordinary resolution passed by the shareholders of STERIS plc is required to authorize any transaction involving the sale of all or substantially all of the property and assets of STERIS plc to any person other than a member of STERIS’s group of companies.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for persons who acquire or cease to be interested in 3% of the voting share capital of an Irish public limited company (or any class thereof). “Interested” is broadly defined and includes direct and indirect holdings, beneficial interests and, in some cases, derivative interests. Furthermore, a person’s interests are aggregated with the interests of certain related persons and entities (including controlled companies). A person must notify STERIS plc if, as a result of a transaction, that person will be interested in 3% or more of STERIS plc’s ordinary shares (or any other voting class) or if, as a result of a transaction, a person who was interested in more than 3% of STERIS plc’s ordinary shares (or any other voting class) ceases to be so interested. Where a person is interested in more than 3% of STERIS plc’s ordinary shares (or any other voting class), any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to STERIS plc.

The relevant percentage figure is calculated by reference to the aggregate nominal value of STERIS plc’s ordinary shares (or shares of another voting class, as the case may be) in which the person is interested as a proportion of the entire nominal value of STERIS plc’s ordinary share capital (or other voting class). Where the percentage level of the person’s interest does not amount to a whole percentage, this figure may be rounded down to the previous whole number. All such disclosures should be notified to STERIS plc within five business days of the transaction or the alteration that gives rise to the notification requirement.

Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any of STERIS plc’s ordinary shares (or shares of another voting class, as the case may be) held by such person shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person so affected may apply to the Irish High Court for relief.

In addition to the above disclosure requirement, under the Irish Companies Act, STERIS plc may, by notice in writing, require a person whom it knows or has reasonable cause to believe to be (or at any time during the three years immediately preceding the date on which such notice is issued to have been) interested in shares comprised in STERIS plc’s share capital: (i) to indicate whether or not it is the case; and (ii) where such person holds, or has during that time held, an interest in STERIS plc’s shares, to give such further information as STERIS plc may require, including particulars of such person’s own past or present interests in the shares. Any information given in response to the notice is required to be given in writing within such reasonable time as STERIS plc may specify in the notice.

Where such a notice is served by STERIS plc on a person who is or was interested in STERIS plc’s shares and that person fails to give STERIS plc any of the requested information within the reasonable time specified, STERIS plc may apply to the Irish High Court for an order directing that the affected shares be made subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the shares by the Irish High Court are as follows:

•	any transfer of those shares, or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from STERIS plc on those shares, whether in respect of capital or otherwise.

Where the shares are subject to these restrictions, the Irish High Court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

The Irish Takeover Rules and the Substantial Acquisition Rules

STERIS plc is subject to the Irish Takeover Rules, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish public limited companies listed on certain stock exchanges, including the NYSE. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. In particular, transactions in which a person or persons acting in concert seek(s) to acquire securities carrying 30% or more of STERIS plc’s voting rights (the control threshold under the Irish Takeover Rules) will be subject to the Irish Takeover Rules and the jurisdiction of the Irish Takeover Panel. The Irish Takeover Rules impose obligations on STERIS plc and its directors (and on transaction counterparties) in the circumstances of a takeover offer (solicited or unsolicited, recommended or hostile) and other relevant transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in situations involving multiple bidders, that there is a level playing field.

General Principles

The Irish Takeover Rules are based on (and interpreted by the Irish Takeover Panel in accordance with) the following General Principles:

(i)

in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

(ii)

the holders of securities of the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

(iii)	a target company’s board of directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

(iv)

false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

(v)

a bidder can only announce an offer after ensuring that it can fulfill in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

(vi)	a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

(vii)

a “substantial acquisition” of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Offer Requirements

Under the Irish Takeover Rules, in certain circumstances, a person, or persons acting in concert, who acquire(s), or consolidate(s), control of STERIS plc may be required to make a mandatory cash offer for the remaining shares of STERIS plc at a price not less than the highest price paid for the shares by that person or its concert parties during the previous 12 months. Save with the consent of the Irish Takeover Panel, this mandatory offer requirement is triggered: (i) if an acquisition of shares, or an interest therein, would result in a person or persons acting in concert holding, directly or indirectly, shares representing 30% or more of the voting rights of STERIS plc; and (ii) where a person, or persons acting in concert, already hold(s) shares, or an interest therein, representing 30% or more of the voting rights of STERIS plc, if an acquisition of shares, or an interest therein, would result in the percentage of the voting rights of STERIS plc held, directly or indirectly, by such person, or persons acting in concert, increasing by more than 0.05% within a 12-month period. In the case of an issuance of new shares, the Irish Takeover Panel will typically waive the mandatory offer requirement in circumstances where the issuance has been approved in advance by simple majority vote given at a general meeting of independent (i.e., not interested) STERIS plc shareholders convened in accordance with the requirements (including as to disclosure) of the Irish Takeover Rules. The mandatory offer requirements do not apply to acquisitions of shares by a single holder who already holds shares representing more than 50% of the voting rights of STERIS plc.

Minimum Price Requirements and Requirements to Make a Cash Offer

Under the Irish Takeover Rules, if a bidder makes a voluntary takeover offer to acquire STERIS plc ordinary shares, the offer price must not be less than the highest price paid for ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the “offer period” (which generally commences at the time of the first announcement of an offer as a proposed offer or a possible offer (with or without terms)). The Irish Takeover Panel has the power to extend the look back period to 12 months if, taking into account the General Principles, it believes it is appropriate to do so.

Under the Irish Takeover Rules, if the bidder or any of its concert parties: (i) has acquired, during the 12-month period prior to the commencement of the offer period, STERIS plc ordinary shares that represent more than 10% of the total issued ordinary shares; or (ii) acquires, at any time after the commencement of the offer period, any ordinary shares, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period or, in the case of (ii), the offer period. The Irish Takeover Panel may also apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total issued ordinary shares in the 12-month period prior to the commencement of the offer period if, taking into account the General Principles, it considers it just and proper to do so.

Prohibition on Frustrating Actions

Under the Irish Takeover Rules, once the Board has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent, subject to certain exceptions STERIS plc is not permitted to take (and is obliged to procure that none of its subsidiaries takes) any action (other than seeking alternative offers) that might result in the frustration of that offer or possible offer or in STERIS plc shareholders being denied the opportunity to decide on the merits of that offer or possible offer.

These include, without limitation, actions such as: (i) the issue or acquisition of its own shares; (ii) the issue or grant of options in respect of unissued shares (including treasury shares); (iii) the creation or issue of securities conferring rights of conversion into shares; (iv) acquisitions and disposals of material assets; and (v) entering into contracts other than in the ordinary course of business.

Exceptions to this prohibition are available where:

(i)	the proposed action is approved by ordinary resolution passed by STERIS plc shareholders at a general meeting; or

(ii)	the Irish Takeover Panel has given its consent to the proposed action, in circumstances where:

a.	it is satisfied that the action would not constitute frustrating action;

b.	holders of STERIS plc securities carrying more than 50% of the total voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

c.	the proposed action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which the Board considered the offer to be imminent; or

d.

the decision to take such action was made before the announcement of the offer and (1) has been party or fully implemented before that time, or (2) has not been party or fully implemented before that time but is in the ordinary course of business.

Substantial Acquisition Rules

The Irish Takeover Panel is also responsible for administering the Irish Takeover Panel Act 1997, Substantial Acquisition Rules 2007, as amended (the “SARs”), which govern substantial acquisitions of shares and other voting securities of Irish public limited companies listed on certain stock exchanges, including the NYSE. Among other matters, the SARs regulate the speed at which a person may increase its holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of a relevant company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of a relevant company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquiror holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Rights of Dissenting Shareholders

As described above, Irish law provides for dissenters’ rights in the case of certain acquisitions, as follows:

(i) Takeover Offer

In the case of a takeover offer for STERIS plc, where a bidder has acquired or contracted to acquire not less than 80% of the shares (or relevant class of shares) to which the offer relates, the bidder may, under the Irish Companies Act, require any non-accepting shareholders to sell and transfer their shares of the same class on the terms of the offer. In such circumstances, a non-accepting shareholder has the right to apply to the Irish High Court for an order permitting him, or her, to retain his, or her, shares or to vary the terms of the offer as they pertain to him or her (including a variation such as to require payment of a cash consideration).

(ii) Statutory Scheme of Arrangement

In the case of a takeover of STERIS plc by statutory scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act which has been approved by the requisite majority of shareholders, dissenting shareholders have the right to appear at the Irish High Court hearing and make representations in objection to the scheme.

(iii) Statutory Mergers

In the case of a statutory domestic merger or a statutory cross-border merger, as described above, which has been approved by the requisite majority of shareholders, if the consideration proposed to be paid to shareholders is not all in the form of cash, dissenting shareholders may be entitled to require that their shares be acquired for cash.

Duration; Dissolution; Rights upon Liquidation

The duration of STERIS plc is unlimited. STERIS plc may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution is required to be passed by STERIS plc shareholders. STERIS plc may also be dissolved: (i) by way of court order on the application of a creditor; (ii) by the Irish Companies Registration Office as an enforcement measure if STERIS plc has failed to file certain returns; or (iii) by the Irish Corporate Enforcement Authority where its affairs have been investigated by an inspector and it appears from the inspector’s report or any information obtained by the Irish Corporate Enforcement Authority that STERIS plc should be wound up.

The STERIS Constitution provides that the holders of ordinary shares shall be entitled to participate in STERIS plc’s assets available for distribution on a winding-up (i.e., following the settlement of all claims of creditors), in proportion to the amounts, in nominal value, paid-up (or deemed to be paid-up) on the ordinary shares held by them respectively. The rights attaching to the ordinary shares are subject to the rights of the deferred ordinary shares, as set out below. The rights attaching to the ordinary shares may be made subject to preferential terms as to return of capital of any class or series of preferred shares in the capital of STERIS plc which may be issued from time to time.

The STERIS Constitution provides that, on a winding up of STERIS plc or other return of capital by STERIS plc, the holders of the deferred ordinary shares shall be entitled to participate in such winding up or return of capital, provided that such entitlement shall be limited to the repayment of the amount paid-up or credited as paid-up on the deferred ordinary shares and shall be paid only after the holders of ordinary shares shall have received payment in respect of such amount as is paid-up or credited as paid-up on the ordinary shares held by them at that time, plus the payment in cash of €5,000,000 on each such ordinary share. The rights attaching to the deferred ordinary shares may also be made subject to preferential terms as to return of capital of any class or series of preferred shares in the capital of STERIS plc which may be issued from time to time.

Uncertificated Shares

Shares of STERIS plc may be held in either certificated or uncertificated form.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of ordinary shares, preferred shares or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. When we refer to “we,” “us,” or “our” in this section, we mean STERIS plc, excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if and when they are filed, see “Where You Can Find More Information.”

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase ordinary shares or preferred shares will describe the terms of the ordinary share warrants or preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the ordinary shares or preferred shares that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	the number of ordinary shares or preferred shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of ordinary shares, preferred shares or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase ordinary shares, preferred shares or debt securities, the holder will not have any rights as a holder of ordinary shares, preferred shares or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. Copies of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, if and when they are filed, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods or through any other methods of distribution described in an applicable prospectus supplement.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

The applicable prospectus supplement for any such offering will include, among other things, the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offerings may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

ENFORCEMENT OF CIVIL LIABILITIES

Ireland

STERIS plc is a public limited company incorporated under the laws of Ireland and STERIS Irish FinCo is a public unlimited company incorporated under the laws of Ireland, each with their registered offices in Ireland. There is some uncertainty whether the courts of Ireland would recognize or enforce judgments obtained against STERIS plc, STERIS Irish FinCo or their respective directors or officers in a U.S. court based on the civil liabilities provisions of U.S. federal or state laws. The United States and Ireland do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters, and, accordingly, common law rules apply in order to determine whether a judgment of a U.S. federal or state court is enforceable in Ireland.

A judgment of a U.S. federal or state court obtained against STERIS plc or STERIS Irish FinCo will be enforced by the courts of Ireland only if the following general requirements are met:

(i)

the U.S. federal or state court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the voluntary submission to jurisdiction by the defendant would satisfy this rule); and

(ii)	the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it.

A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. However, where the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment may not be actionable in Ireland. It remains to be determined whether a final judgment given in default of appearance is final and conclusive. Irish courts may also refuse to enforce a judgment of a U.S. federal or state court which meets the above requirements for one of the following reasons:

(i)	the judgment is not for a definite sum of money;

(ii)	the judgment was obtained by fraud;

(iii)	the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice;

(iv)	the judgment is contrary to Irish public policy or involves certain U.S. laws which will not be enforced in Ireland;

(v)

jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Rules of the Irish Superior Courts;

(vi)	the judgment is irreconcilable with an earlier judgment of the courts of Ireland; or

(vii)	enforcement proceedings are not instituted in Ireland within six years of the date of the judgment of the applicable U.S. federal or state court.

England and Wales

STERIS Limited is a private limited company incorporated under the laws of England and Wales with its registered office and principal place of business in England and Wales. As a result, it may not be possible for investors to (i) effect service of process within the United States upon STERIS Limited or (ii) recover any payments of principal, premium, interest, additional amounts or purchase price with respect to debt securities or other payments or claims in the United States upon judgments of U.S. courts for any such payments or claims. The United States and England do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a final judgment for the payment of a fixed debt, sum of money, payment or claim rendered by any U.S. court based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not automatically be enforceable in England. In such an action, the English court would not generally reinvestigate the merits of the original matter decided by the U.S. court (subject to the below) and it would usually be possible to obtain summary judgment on such a claim (assuming there is no defense to the claim for payment). Recognition and enforcement of a U.S. judgment by an English court in such an action is conditional upon (among other things):

•	the U.S. court having had, at the time when proceedings were served, jurisdiction over the original proceedings according to English rules of international law;

•	the judgment being final and conclusive on the merits, meaning it is final and unalterable in the court which pronounced it and is for a definite sum of money; and

•

the U.S. judgment not being for a sum payable in respect of taxes, or other charges of a like nature or in respect of a penalty or fine, or otherwise based on a U.S. law that an English court considers to relate to penal, revenue or other public law.

An English court may refuse to enforce such a judgment if the judgment debtor satisfies the court that:

•	enforcement of the U.S. judgment contravenes English public policy;

•

the U.S. judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained, is otherwise specified in Section 5 of the Protection of Trading Interests Act 1980 or is based on measures designated by the Secretary of State under Section 1 of the Protection of Trading Interests Act 1980;

•	the U.S. judgment has been obtained by fraud or in breach of English principles of natural or substantial justice;

•

the U.S. judgment is a judgment on a matter previously determined by an English court or other court whose judgment is entitled to recognition in England or conflicts with an earlier judgment of such court;

•	the English enforcement proceedings were not commenced within the relevant limitation period; or

•

the U.S. judgment was obtained contrary to an agreement for the settlement of disputes under which the dispute in question was to be settled otherwise than by proceedings in a U.S. court (to whose jurisdiction the judgment debtor did not submit).

Based on the foregoing, there can be no assurance that investors will be able to enforce in England judgments obtained in any U.S. court or that such judgments will be recognized in England. In addition, there is no assurance as to when an English court would accept jurisdiction and impose civil liability if the original action was commenced in England, instead of the United States, and predicated solely upon the U.S. federal securities laws.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities under Irish law will be passed upon for us by Matheson and certain matters with respect to English, Ohio and New York law will be passed upon for us by Jones Day. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of STERIS plc appearing in STERIS plc’s Annual Report (Form 10-K) for the year ended March 31, 2026, and the effectiveness of STERIS plc’s internal control over financial reporting as of March 31, 2026 (excluding the internal control over financial reporting of the businesses that were acquired during the year ended March 31, 2026, which are included in the fiscal 2026 consolidated financial statements of the Company, but excluded from management’s assessment of and conclusion on the effectiveness of internal control over financial reporting), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of STERIS plc’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the businesses that were acquired during the year ended March 31, 2026 from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

STERIS Irish FinCo Unlimited Company

$750,000,000  5.650% Senior Notes due 2033

$750,000,000  5.875% Senior Notes due 2036

Fully and unconditionally guaranteed by

STERIS plc, STERIS Corporation and STERIS Limited

Prospectus supplement

Joint book-running managers

J.P. Morgan	Goldman Sachs & Co. LLC	Citigroup

BofA Securities	PNC Capital Markets LLC	Wells Fargo Securities

Co-Managers

DNB Markets	HSBC	BBVA	Siebert Williams Shank

November 9, 2026